14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14 A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant                    [x]

Filed by a Party other than the Registrant [ ]

Check  the  appropriate  box:

  [X]  Preliminary Proxy Statement   [ ] Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(c)(2))

  [ ]  Definitive  Proxy  Statement

  [ ]  Definitive  Additional  Materials

  [ ]  Soliciting  Material  Under  Rule  14a-12

                           RAMPART CAPITAL CORPORATION
                (Name of Registrant as specified in its Charter)

                                 NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No  fee  required.

     [ ]  Fee  computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

          (1) Title of each class of securities to which the transaction applies: NOT APPLICABLE
          (2)  Aggregate  number of securities to which the transaction applies:
               NOT  APPLICABLE
          (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined): NOT APPLICABLE
          (4)  Proposed  maximum  aggregate  value  of  the  transaction:  NOT
               APPLICABLE
          (5)  Total fee paid:  NOT APPLICABLE

     [ ]  Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

          (1)  Amount previously paid:  NOT APPLICABLE
          (2)  Form, Schedule or Registration Statement No.: NOT APPLICABLE
          (3)  Filing Party:  NOT APPLICABLE
          (4)  Date Filed:  NOT APPLICABLE

                           RAMPART CAPITAL CORPORATION
                            16401 COUNTRY CLUB DRIVE
                               CROSBY, TEXAS 77532
                                 (713) 223-4610

Dear Fellow Shareholder,

     You are cordially invited to attend the annual meeting of shareholders to be held on Wednesday, September 3, 2003, at 10:00 a.m. Houston, Texas time, at our corporate office, 16401 Country Club Drive, Crosby, Texas 77532.

     The annual meeting has been called for the purpose of considering and voting upon (1) the approval of an amendment to Rampart's restated articles of incorporation to effect, alternatively, as determined by our Board of Directors in its sole discretion, one of three possible reverse stock splits of our common stock-1-for-45,000, 1-for-75,000 or 1-for 100,000, (2) the election of six directors, each to serve until the earlier of (A) the deregistration of our common stock under the Securities Exchange Act of 1934 (the "Exchange Act") and delisting of our common stock from the American Stock Exchange ("AMEX") and (B) the 2004 annual meeting of shareholders, (3) the ratification of Pannell Kerr Forster of Texas, P.C. as our independent accountants for 2003 and (4) the transaction of such other business as may properly come before the annual meeting.

     If the three alternative reverse split ratios are approved by our shareholders, the actual reverse split ratio selected by our board will be designed to cash out all common shareholders holding less than one share after the reverse split and to reduce the number of our common shareholders after split to two or possibly three shareholders. Our common shareholders holding less than one share after the reverse split would receive $3.25 per pre-split share in lieu of receiving a fractional share. Commonly referred to as a "going private" transaction, if the proposed reverse split is approved by the shareholders, we intend to terminate registration of our common stock under the Exchange Act and terminate listing of our common stock on AMEX.

     The remaining shareholders after the reverse split would include Charles W. Janke, our Chief Executive Officer and director, and J.H. Carpenter, our Chief Operating Officer and a director, and possibly Charles F. Presley, our Chief Financial Officer, but only if a reverse split can be implemented that results in Mr. Presley beneficially owning at least one share after the split but no other shareholders (other than Messrs. Janke and Carpenter). If any common shareholder (other than Messrs. Janke and Carpenter and possibly Mr. Presley) remains after the initial reverse split, we intend to initiate a subsequent reverse split to eliminate such holders at a price per pre-split share equivalent to the $3.25 per pre-split share in the initial reverse split.

     Our Board of Directors (with Messrs. Janke and Carpenter abstaining from the reverse split proposal) unanimously supports each of the proposals, including the reverse stock split and related transactions, and recommends that our shareholders vote in favor of each of the proposals. In addition, Messrs. Janke and Carpenter, as controlling shareholders, have indicated that they intend to vote their common shares in favor of each of the above proposals, including the reverse stock split, which shares are sufficient to approve each of the proposals.

     The board has established August 4, 2003 as the record date for determining our shareholders who are entitled to notice of the annual meeting and to vote on the proposals described above. Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible to be sure that your shares are represented at the annual meeting.

     This proxy statement and the accompanying documents provide you with detailed information about the reverse stock split and the other proposals. Please read these documents carefully and in their entirety. You may also obtain information about us from publicly available documents that we have filed with the Securities and Exchange Commission.

     We appreciate your support.

                               ________________________
                               Charles W. Janke
                               Chairman of the Board and Chief Executive Officer _______________ __, 2003


NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE PROXY STATEMENT. ANY REPRESENTATION TO THE
CONTRARY  IS  A  CRIMINAL  OFFENSE.

The proxy statement is dated ______, 2003 and is first being mailed to our shareholders on or about _______, 2003.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON SEPTEMBER 3, 2003

To the Shareholders of
Rampart Capital Corporation:

The annual meeting of Shareholders of Rampart Capital Corporation will be held at the Newport Golf Club and Conference Center, 16401 Country Club Drive,
Crosby, Texas 77532, on Wednesday, September 3, 2003 at 10:00 a.m., Houston, Texas time, for the following purposes:

1. To approve an amendment to our Restated Articles of Incorporation to effect, alternatively, as determined by our Board of Directors in its discretion, one of three different reverse stock splits following which holders of less than one share will be paid $3.25 per pre-split share;
2. To elect six directors to serve until the earlier of (i) deregistration and delisting of our common stock and (ii) the 2004 Annual Meeting;
3. To ratify the selection of Pannell Kerr Forster of Texas, P.C. as independent public accountants for 2003; and
4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Our Board of Directors recommends a vote FOR the amendment to our Restated Articles of Incorporation, FOR each of the nominees for director and FOR ratification of the selection of Pannell Kerr Forster of Texas, P.C. as independent public accountants.

Our Board of Directors has fixed the close of business on August 4, 2003 as the record date for determining Shareholders entitled to notice of and to vote at the meeting.

You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to mark, sign, date, and return the accompanying proxy as soon as possible.

By Authorization of the Board of Directors


______________________
Charles W. Janke
Chairman of the Board and
Chief Executive Officer



_______________ __, 2003
16401 Country Club Drive
Crosby, Texas 77532

                           RAMPART CAPITAL CORPORATION
                            16401 COUNTRY CLUB DRIVE
                               CROSBY, TEXAS 77532
                                 (713) 223-4610

                                 PROXY STATEMENT


                                TABLE OF CONTENTS

SUMMARY TERM SHEET                                                                                   1

QUESTIONS AND ANSWERS ABOUT THE MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ITEM 1.  AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION . . . . . . . . . . . . . . . . . . . . 8
  Structure of the Reverse Split . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
  Reservation of Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

SPECIAL FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
  Purpose of and Reasons for the Reverse Split . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
  Alternatives Considered. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
  Background of the Reverse Split. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
  Effects of the Reverse Split . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
  Recommendation of the Special Committee and Board of Directors; Fairness of the Reverse Split. . . 17
  Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
  Material Federal Income Tax Consequences of the Reverse Split. . . . . . . . . . . . . . . . . . . 24

ADDITIONAL INFORMATION REGARDING THE REVERSE SPLIT . . . . . . . . . . . . . . . . . . . . . . . . . 27
  Changes in Management Team and Conduct of the Business after the Reverse Split . . . . . . . . . . 27
  Special Interests of Current and Prospective Directors and Executive Officers in the Reverse Split 27
  Source of Funds and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
  Dissenters' and Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
  Certain Relationships and Related Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . 28
  Market for Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
  Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

SELECTED HISTORICAL FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
  Ratio of Earnings to Fixed Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
  Book Value Per Share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

ITEM 2.  ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
  Nominees for Director. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
  Compensation of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
  Standing Committees, Board Organization and Meetings . . . . . . . . . . . . . . . . . . . . . . . 32
  Audit Committee Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
  Compensation of Independent Public Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . 34
  Non-Director Executive Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
  Securities Ownership of Certain Beneficial Owners and Management . . . . . . . . . . . . . . . . . 34
  Section 16(a) Beneficial Ownership Reporting Compliance. . . . . . . . . . . . . . . . . . . . . . 35
  Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
  Employment Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
  Securities Authorized for Issuance under Equity Compensation Plans . . . . . . . . . . . . . . . . 36
  Option Grants in Last Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
  Aggregate Option Exercises and Fiscal Year-End Option Values . . . . . . . . . . . . . . . . . . . 36
  Retirement Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36


                                        i

ITEM 3.  RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS . . . . . . . . . . . . . . . 36

ITEM 4.  OTHER BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

WHERE YOU CAN FIND MORE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

SHAREHOLDER PROPOSALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

Appendix A  Form of Amendment to our Restated Articles of Incorporation. . . . . . . . . . . . . . . A-1

Appendix B  Opinion of Independent Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . B-1

                               SUMMARY TERM SHEET

     The following is a summary of the material terms of the proposed amendment to our Restated Articles of Incorporation. This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in or accompanying this proxy statement, including the financial information and appendices. We urge you to review the entire proxy statement and accompanying materials carefully.

     - Reverse Stock Split. We are asking our shareholders to approve an amendment to our Restated Articles of Incorporation to effect, alternatively, as determined by our Board of Directors in its discretion, one of three different reverse stock splits following which holders of less than one share will be paid $3.25 per pre-split share. In addition, if the reverse split is completed, we intend to make an application to terminate the listing of shares of our common stock on the American Stock Exchange (the "AMEX") and to terminate registration of our common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The reverse split ratios you are being asked to approve are 1-for 45,000, 1-for 75,000 and 1-for-100,000 shares.

     - Purpose and Reasons for the Split. Our purpose and reasons for the reverse stock split include:

          o The cost savings attributable to not having to comply with the Exchange Act disclosure and reporting requirements and maintaining the listing of our common stock on the AMEX, particularly in light of our resources and relatively small benefit we believe Rampart and our shareholders have received as a result of our Exchange Act registration and AMEX listing.

          o The opportunity of all our minority shareholders to cash out their common stock at a significant premium over recent market prices prior to the announcement of the reverse stock split, without incurring transaction costs, rather than forcing some shareholders to retain their common stock interest in a private company with limited liquidity.

          o The cost savings from the elimination of administration expenses relating to servicing a large number of beneficial owners who own relatively small numbers of shares.

          o Additional savings in terms of management's and employee's time that will no longer be spent preparing and reviewing the periodic reports required of publicly-traded companies and managing shareholder relations and communications.

          o The ability of our management to focus its efforts on long-term value rather than the short-term earnings focus generally imposed on public reporting companies.

          For a full discussion of the purpose and reasons for the reverse stock split, see page 9.

     - Alternatives Considered. We considered a number of alternative transactions to the reverse stock split, including other methods of "going private," increasing our public float, selling the company, maintaining the status quo and liquidation. For a complete discussion of the alternatives considered, see page 10.

     - Effect of the Reverse Stock Split. As a result of the reverse stock split:

          o our number of record shareholders, measured as of April 9, 2003, will be reduced from approximately 20 to two (or possibly three) and the number of outstanding shares of our common stock will decrease from approximately 2,905,134 to approximately:

               -    51.2 if a 1-for-45,000 split ratio is chosen;

               -    30.1 if a 1-for-75,000 split ratio is chosen; or

               -    22.6 if a 1-for-100,000 split ratio is chosen.

          o we will be entitled to terminate the registration of our common stock under the Exchange Act, which will mean that we will no longer be required to file reports with the Securities and Exchange Commission or be classified as a public company;

          o we will be entitled to terminate the listing of our common stock on the AMEX;

          o until listing of our common stock on the AMEX is terminated, the market price for a share of our common stock will increase by a factor approximately equal to the denominator of the split ratio chosen, depending on market conditions;

          o the book value per share of our common stock as of March 31, 2003 will be changed from approximately $3.82 per share on an historical basis to a pre-split pro forma basis of approximately $3.89 or $3.88 if Mr. Presley remains a shareholder.

          o the percentage ownership of our common stock beneficially owned by our executive officers and directors as a group will increase from approximately 79.4% to 100% and the stock will be held by two or possibly three persons instead of five.

     See page 14 for a more detailed description of these effects.

     - Fairness of the Reverse Stock Split. We believe that the reverse stock split is fair to, and in the best interests of, our shareholders, including minority shareholders as a group. Our Board of Directors (with Messrs. Janke and Carpenter abstaining due to their conflicting interests) has unanimously approved the reverse stock split and the transactions contemplated thereby. The board's opinion is based on several substantive and procedural factors, which are summarized beginning on page 17. These factors include:

          o    Substantive  Factors:

               - The recommendation of the special committee of our Board of Directors based on the special committee determinations that the reverse stock split is in the best interest of our minority shareholders and that the cash price of $3.25 per pre-split share to be paid in lieu of fractional shares in the reverse stock spilt is fair to our shareholders.

               - The terms of the reverse stock split, including the cash payment to our minority shareholders of $3.25 per pre-split share, resulted from arm's length negotiations between Messrs. Janke and Carpenter and the special committee.

               - Our belief that the reverse stock split is the superior transaction to Rampart and our shareholders as compared to the alternatives considered.

               - The opportunity for all of our minority shareholders to liquidate their investment at a significant premium over our recent stock price prior to announcement of the reverse stock split, without incurring transaction costs, and without requiring any minority shareholders to retain an illiquid private company stock interest.

               - The opinion and underlying analysis of the special committee's financial advisor, Wm. H. Murphy & Co., Inc., that the reverse stock split and cash price of $3.25 per pre-split share is fair to our minority shareholders from a financial point of view.

          o    Procedural  Factors:

               - The establishment of the special committee consisting entirely of non-management, non-affiliated independent directors to represent solely the interests of our minority shareholders.

               - The special committee's ability to retain its own independent financial advisor and legal counsel.

               - The special committee's extensive negotiations and thorough deliberations in evaluating the reverse stock split, including increasing the cash payment to our minority shareholders from $2.50 to $3.25 per pre-split share.

     For a complete description of the fairness of the reverse stock split and factors considered by both the special committee and our directors in recommending the reverse stock split to our shareholders, see page 17.

     - Opinion of Independent Financial Advisor. On June 9, 2003, Wm. H. Murphy & Co., Inc., delivered its opinion to the Special Committee that the reverse stock split and the cash price of $3.25 per pre-split share were fair from a financial point of view to our minority shareholders who would receive cash in lieu of fractional shares in the reverse stock split. A copy of its opinion is attached as Appendix
          B. See "Opinion of Financial Advisor" on page __ for more information relating to the opinion and related financial analyses.

     -    Material  Federal  Income  Tax  Consequences  of  Reverse  Stock Split

          o Cashed-Out Minority Shareholders. The reverse stock split is expected to result in a taxable transaction for United States federal income tax purposes to our minority shareholders that receive cash in lieu of a fractional share. Minority shareholders whose stock is a capital asset can be expected to recognize capital gain or loss, and such persons who have held their shares for more than one year are expected to recognize long term capital gain or loss. Under the Jobs and Growth Tax Relief Act of 2003 (the "2003 Tax Act"), net long term capital gains of individuals are generally taxed at a maximum of 15%. Net capital losses may generally only be offset against net capital gain, and not other income.

          o Shareholders Not Cashed Out in Reverse Split. The reverse stock split is expected to be a non-taxable transaction for United States federal income tax purposes to shareholders who will remain shareholders of Rampart immediately after the reverse stock split.

     Your tax consequences are dependent on your unique tax situation. Accordingly, we urge you to consult your own tax advisor to determine the effect of the reverse stock split under applicable federal, state, local and foreign tax laws.

     For a complete description of the material federal income tax consequences from the reverse stock split, see the discussion entitled "Material Federal Income Tax Consequences of the Reverse Split" at page 24.

     - Effectiveness of the Reverse Stock Split. The reverse stock split will not be effected unless and until our shareholders approve the reverse stock split and Rampart confirms the availability of the funds necessary to pay for the fractional shares in connection with the transaction. Shareholders holding sufficient shares to approve the amendment have already indicated that they intend to vote in favor of the amendment. Assuming that sufficient funds will be available, we will file the amendment to our Restated Articles of Incorporation with the Secretary of State of the State of Texas as soon as possible after the annual meeting and thereby effect the reverse stock split at 12:01 a.m. on the day following filing of the amendment. See page 8 for more detailed information.

     - Changes in Management Team and Post Reverse Split Plans. Our executive officers and directors will remain the same immediately following the reverse stock split, however, after the listing of shares of our common stock on the AMEX and the registration of our common stock under the Exchange Act are terminated, we intend to decrease the size of our board to two members with Charles W. Janke and J. H. Carpenter filling those positions. In addition, after the reverse stock split Messrs. Janke and Carpenter have plans regarding adjustments to their relative stock ownership and management responsibilities. For more detailed information about our management changes and post reverse stock split plans, see page 27.

     - Special Interests of Current and Prospective Directors and Executive Officers in the Transaction. Following the reverse stock split, all of our remaining shares of common stock will be held by two executive officers who are also directors (and possibly a third executive officer who is not a director). In addition, all options currently held by our directors will terminate 90 days after they leave our Board of Directors. Our directors who leave the board following the reverse stock split and hold options to purchase our common stock will be entitled to exercise their options according to their terms, subject to adjustments to the exercise price and number of underlying shares for the reverse split ration chosen. None of our directors holds an option that would be exercisable for at least a whole post-split share and none of the options they hold have a pre-split exercise price less than $3.25. Consequently, all options held by directors leaving the board will likely expire without being exercised. See page 27 for more detailed information.

     - Financing for the Reverse Stock Split. We estimate that approximately $2,097,000 (or possibly $1,951,000) will be required to pay for the shares of our common stock exchanged for cash in the reverse stock split. We intend to pay for such shares with available cash and with funds available under our credit facilities. As of June 19, 2003, we have approximately $2.4 million available on our line of credit facility which matures on June 30, 2003. Our bank has indicated a willingness to renew and extend our current facility, or with the personal guarantees of Messrs. Janke and Carpenter, extend and expand the facility from $3 million to $5 million. We expect to complete this by the end of July 2003.

     - No Dissenters' or Appraisal Rights. Under the Texas Business Corporation Act and our Restated Articles of Incorporation and bylaws, our shareholders are not entitled to dissenters' or appraisal rights because the amendment to our Restated Articles of Incorporation to effect the reverse split is not a corporate action for which shareholders are entitled to dissenters' or appraisal rights. See page 28 for more detailed information.

                     QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:   Why  did  you  send  me  this  proxy  statement?

A: We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your votes for use at our annual meeting of shareholders. This proxy statement summarizes information that you need to know in order to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. We first sent this proxy statement, notice of annual meeting and the enclosed proxy card on or about August 6, 2003 to all shareholders entitled to vote. Holders of our common stock as of the record date of August 4, 2003 are entitled to vote at the special meeting. On that date, there were 2,905,143 shares of our common stock outstanding. Shareholders are entitled to one vote for each share of common stock held as of the record date.

Q:   What is the time and place of the annual meeting?

A: The annual meeting will be held at the Newport Golf Club and Conference Center, 16401 Country Club Drive, Crosby, Texas 77532, on Wednesday,
     September  3,  2003  at  10:00  a.m.,  Houston,  Texas  time.

Q:   Who may be present at the annual meeting and who may vote?

A: All holders of our common stock may attend the annual meeting in person. However, only holders of our common stock of record as of August 4, 2003 may cast their votes in person or by proxy at the special meeting.

Q:   What constitutes a quorum for the annual meeting?

A: The presence in person or by proxy of holders of a majority of the outstanding shares of our common stock will constitute a quorum for the annual meeting.

Q:   What is the vote required for the proposals?

A:   1)  Requirement  for  election  of  directors:

     The director nominees will be elected by a plurality of the votes cast at the annual meeting. Cumulative voting is not permitted. In a plurality vote, abstentions are not considered a vote cast and will not affect the outcome.

     2) Requirements for Amendment to Our Restated Articles of Incorporation and Ratification of Appointment of Independent Public Accountants:

     The affirmative vote of the holders of a majority of the shares of our common stock entitled to a vote and present at the annual meeting in person or represented by proxy is required to approve each of these proposals. If you do not vote your shares, either in person or by proxy, or if you abstain from voting on the proposal, it has the same effect as if you voted against the proposal. In a majority vote, express abstentions are considered a vote cast and have the effect of a vote against a particular matter. In addition, if your shares are held in a brokerage account and you do not instruct your broker on how to vote on the proposal, your broker will not be able to vote for you. This will have the same effect as a vote against the proposal.

     Directors and executive officers of Rampart holding sufficient shares of common stock to approve the above proposals have indicated that they intend to vote "FOR" such proposals.

Q: What is the recommendation of our Board of Directors regarding the proposals?

A:   1)  Election  of  Directors:

     Our Board of Directors recommends a vote "FOR" each of the nominees for director.

     2)  Amendment  to  Our  Restated  Articles  of  Incorporation:

     Our Board of Directors has determined that the amendment to our Restated Articles of Incorporation to effectuate a reverse stock split is fair to our minority shareholders and that the reverse stock split is advisable and in the best interests of Rampart and our shareholders. Our Board of Directors (with Charles W. Janke and J. H. Carpenter abstaining due to their conflicting interests) has therefore unanimously approved the proposed amendment to our Restated Articles of Incorporation that will effect the reverse stock split and recommends that you vote "FOR" approval of the proposed amendment.

     3)  Ratification  of  Appointment  of  Independent  Public  Accountants:

     Our Board of Directors recommends a vote "FOR" approval of the appointment of Pannell Kerr Forster of Texas, P.C. as our independent public accountants.

Q:   What do I need to do now?

A: Please sign, date, and complete your proxy card and promptly return it in the enclosed, self-addressed, prepaid envelope so that your shares can be represented at the annual meeting.

Q:   May I change my vote after I have mailed my signed proxy card?

A: Yes. Just send by mail a written revocation or a new, later-dated, completed and signed proxy card before the annual meeting or attend the annual meeting and vote in person. You may not change your vote by facsimile or telephone.

Q: What if I don't return a proxy card or vote my shares in person at the annual meeting?

A: If you don't return your proxy card or vote your shares in person at the annual meeting, each of those shares will be treated as a non-vote and will have no effect on the election of directors but will have the same effect as a vote against approval of the amendment to our Restated Articles of Incorporation and a vote against ratification of Pannell Kerr Forster of Texas, P.C. as our independent public accountants.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares for you ONLY if you instruct your broker how to vote for you. Your broker will mail information to you that will explain how to give these instructions.

Q: Will my shares held in "street name" or another form of record ownership be combined for voting purposes with shares I hold of record?

A: No. Because any shares you may hold in street name will be deemed to be held by a different shareholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity, and shares held in an IRA must be voted under the rules governing the account.

Q:   Should I send in my stock certificates now?

A: No. As soon as practicable after the reverse stock split is completed, we will send instructions to all holders of our common stock for use in surrendering your stock certificates in connection with the reverse stock split.

Q: What if I have questions about the amendment to our Restated Articles of Incorporation, the other proposals or the voting process?

A: Please direct any questions about the amendment to our Restated Articles of Incorporation, the other proposals or the voting process to the following person at address and telephone number indicated.

                                 J. H. Carpenter
                           Rampart Capital Corporation
                            16401 Country Club Drive
                               Crosby, Texas 77532
                                 (713) 223-4610

Q: Is Rampart using a solicitation agent in connection with the annual meeting?

A: No. However, our employees may solicit proxies by telephone or other means but will not receive any additional compensation for such services. In addition, we will also reimburse brokers or other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of common stock.

ITEM 1.    AMENDMENT  TO  OUR  RESTATED  ARTICLES  OF  INCORPORATION

The Board of Directors has authorized, and recommends for your approval, a single proposal for all three alternative reverse split transactions described below:

     -    a reverse 1-for-45,000 stock split of our common stock;

     -    a reverse 1-for-75,000 stock split of our common stock; and

     -    a reverse 1-for-100,000 stock split of our common stock.

In the discussion below, the term "Minimum Number" means: 45,000, if the 1-for-45,000 reverse stock split is implemented; 75,000, if the 1-for-75,000 reverse stock split is implemented; and 100,000, if the 1-for-100,000 reverse stock split is implemented.

Each of these three alternative transactions is comprised of a reverse stock split (the "Reverse Split") whereby each Minimum Number of shares of our common stock registered in the name of a shareholder at the effective time of the Reverse Split will be converted into one share of our common stock. As permitted under Texas law, shares of our common stock that would be converted into less than one share in the Reverse Split will instead be converted into the right to receive a cash payment as described below (we refer to the Reverse Split and these cash payments, collectively, as the "Reverse Split"). However, if a registered shareholder holds the Minimum Number or more shares of our common stock in his or her account at the effective time of the Reverse Split, any fractional share in such account resulting from the Reverse Split will not be cashed out.

We are submitting a single proposal to approve (and the Board recommends that shareholders approve) all three alternative Reverse Split transactions described above, and the Board in its discretion may elect to effect any one (but not more than one) of these three transactions that are approved by the requisite vote of the shareholders of Rampart. The Board will also have the discretion to determine if and when to effect any of these transactions that are approved by the shareholders and reserves the right to abandon any or all such transactions even if approved by the shareholders (see "-Reservation of Rights"). We expect that, if shareholders approve and the Board elects to implement the Reverse Split, the Reverse Split would be consummated within 20 days of the date of the Annual Meeting. If the Board determines to implement any of the alternative Reverse Split transactions approved by the shareholders, we will publicly announce in a press release and related current report on Form 8-K which of the approved alternative Reverse Split transactions the Board elected to effect.

The Board is soliciting shareholder approval of a single proposal for all three alternative Reverse Split transactions. The availability of three alternatives will provide the Board with the flexibility to implement the Reverse Split transaction that will maximize the expected cost savings and other anticipated benefits for Rampart. In determining which of the three alternative Reverse Split transactions to implement, if any, following shareholder approval, the Board will select the alternative with the lowest Minimum Number required to reduce the number of record shareholders to two (or possibly three). The shareholders we intend to retain after the Reverse Split would include Charles
W. Janke, our Chief Executive Officer and director, and J. H. Carpenter, our Chief Operating Officer and a director, and possibly Charles F. Presley, our Chief Financial Officer, but only if a reverse split can be implemented that results in Mr. Presley beneficially owning at least one share after the split but no other shareholders (other than Messrs. Janke and Carpenter).

STRUCTURE OF THE REVERSE SPLIT

If the three alternative Reverse Split transactions are approved by shareholders and one of the alternatives is implemented by the Board, the Reverse Split is expected to occur at 12:01 a.m. on the day after the amendment to our Restated
Articles of Incorporation is filed with the Secretary of State of the State of Texas (the "Effective Date"). The form of proposed amendment to our Restated Articles of Incorporation necessary to affect the Reverse Split is attached to this proxy statement as Appendix A. Upon consummation of the Reverse Split, each registered shareholder on the Effective Date will receive one share of our common stock for each Minimum Number of shares of Common Stock held in his or her account at that time. If a registered shareholder holds the Minimum Number or more shares of our common stock in his or her account, any fractional share in such account will not be cashed out after the Reverse Split. Any registered shareholder who holds fewer than the Minimum Number of shares of our common stock in his or her account at the time of the Reverse Split will receive a cash payment instead of fractional shares. This cash payment will be $3.25 per pre-split share. We intend for the Reverse Split to treat shareholders holding our common stock in street name through a nominee (such as a bank or broker) in the same manner as shareholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures, and shareholders holding shares in street name should contact their nominees. In addition, if any shareholders other than Messrs. Janke and Carpenter (and possibly Mr. Presley) remain, we intend to initiate a subsequent reverse stock split to eliminate such holders at the same $3.25 per initial pre-split share.

In general, the Reverse Split can be illustrated by the following examples, assuming the 1-for-45,000 reverse split ratio is the ratio implemented by our board:

          HYPOTHETICAL SCENARIO                                                  RESULT
          ---------------------                                                  ------
Mr. Smith is a registered shareholder who holds         Instead of receiving a fractional share of our common stock
29,000 shares of our common stock in his account        immediately after the Reverse Split, Mr. Smith's shares will
prior to the Reverse Split.                             be converted into the right to receive $94,250 in cash
                                                        (29,000 x $3.25 = $94,250).

Ms. Jones has two separate record accounts. As of the   Ms. Jones will receive cash payments equal to $3.25 per
Effective Date, she holds 30,000 shares of our          share of our common stock in each of her record accounts
common stock in one account and 25,000 shares of        instead of receiving fractional shares. In this case, Ms.
our common stock in the other. All of her shares are    Jones will receive $180,750 (30,000 x $3.25 = $97,500;
registered in her name only.                            25,000 x $3.25 = $81,250; $97,500 + $81,250 = $178,750).

Mr. Schmidt held 40,000 shares of our common stock.     After the Reverse Split, Mr. Schmidt will continue to hold
Prior to the Effective Date Mr. Schmidt purchases an    1.5 shares of our common stock.  However, we intend to
additional 27,500 shares of our common stock so that    initiate a subsequent reverse stock split to cash-out Mr.
he holds 67,500 shares as of the Effective Date.        Schmidt at a price per pre-split share equivalent to the
                                                        3.25 per pre-split share in the initial Reverse Split.

Ms. Lee holds 30,000 shares of our common stock in a    We intend for the Reverse Split to treat shareholders
brokerage account as of the Effective Date.             holding our common stock in street name through a
                                                        nominee (such as a bank or broker) in the same manner as
                                                        shareholders whose shares are registered in their names.
                                                        Nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have
                                                        different procedures and shareholders holding our common
                                                        stock in street name should contact their nominees.

RESERVATION  OF  RIGHTS

We reserve the right to abandon the Reverse Split without further action by our shareholders at any time before the filing of the necessary amendment to our Restated Articles of Incorporation with the Secretary of State of the State of Texas, even if the Reverse Split has been authorized by our shareholders at the annual meeting, and by voting in favor of the Reverse Split you are expressly also authorizing us to determine not to proceed with the Reverse Split if we should so decide.

                                SPECIAL FACTORS

PURPOSE OF AND REASONS FOR THE REVERSE SPLIT

The primary purpose of the Reverse Split is to enable us to terminate the registration of our common stock under Section 12(b) of the Exchange Act of 1934, as amended (the "Exchange Act"), and the listing of our common stock on the American Stock Exchange ("AMEX"), which will result in the elimination of the expenses related to our disclosure and reporting requirements under the Exchange Act and our AMEX listing requirements. Our Board of Directors believes that neither Rampart nor our shareholders derive a material benefit from continued registration under the Exchange Act or listing on the AMEX. As a secondary matter, we believe that structuring the Reverse Split to cash out all minority shareholders at a significant premium over recent market prices prior to the announcement of the Reverse Split (and without incurring typical transaction costs, such as brokerage commissions) is preferable to forcing minority shareholders to maintain their common stock interest in a private company for which there would be limited means to liquidate their investment. Finally, the Reverse Split will eliminate the administrative expense we incur in servicing a large number of beneficial shareholders who own relatively small numbers of shares.

We had approximately 20 record shareholders as of April 9, 2003, and approximately 300 beneficial holders, but approximately 78% of the outstanding shares as of that date were beneficially held by two shareholders. As a result, there is a limited trading market for our shares with no analyst coverage and the Board of Directors believes there is little likelihood that a more active market will develop in the foreseeable future. The cost of complying with Exchange Act disclosure and reporting requirements and maintaining the listing of our common stock on AMEX is substantial, representing an estimated annual cost to us of about $300,000. We also incur printing, postage, data entry, stock transfer and other administrative expenses related to servicing shareholders who are holders of relatively small numbers of shares.

Furthermore, as a result of recent corporate governance scandals and the legislative and litigation environment resulting from these scandals, the costs of being a public company in general, and the costs of remaining a public company in particular, is expected to increase significantly in the near term. For example, new legislation, such as the recently enacted Sarbanes-Oxley Act of 2002, will have the effect of increasing the burdens and potential liabilities of being a public reporting company. This and other proposed legislation will likely increase audit fees, compliance costs and director and officer insurance premiums.

Our public company status has also not provided us with the anticipated benefit of better access to the capital markets. We continue to have difficulty financing the expansion and growth of our business. Historically, we have funded certain of our business operations with loans from our controlling shareholders or their affiliates, particularly Charles W. Janke, our Chief Executive Officer and a director. Financial institutions have been unwilling to provide us with expanded credit facilities without the credit support or guarantee of one or both of our controlling shareholders, Mr. Janke and J. H. Carpenter, our Chief Operating Officer and a director. Even if we could, we have been unwilling to raise additional equity capital at our depressed stock price levels. Furthermore, Mr. Janke has indicated that he is unwilling to continue his financing support at his current levels or provide credit support or guarantees on our credit facilities so long as the minority common stock position remains in the company.

In view of the costs associated with maintaining our Exchange Act registration and our AMEX listing, particularly in light of our size and resources and the relatively small benefit we believe Rampart and our shareholders have received as a result of such registration and listing, we believe the Reverse Split will provide a more efficient means of using our capital to benefit Rampart and our shareholders. Furthermore, due to the nature of our business, our operating results vary significantly from year-to-year and quarter-to-quarter depending on the timing of our asset dispositions and capital expenditures relating to our real estate and other investments. This has contributed to the volatility in our stock price. The Reverse Split should provide our management the opportunity to focus its attentions on long-term value, rather than the short-term earnings focus generally imposed on public reporting companies. The Reverse Split should also free up management's time currently spent on our SEC reporting and compliance obligations to concentrate on our business.

ALTERNATIVES  CONSIDERED

In making our determination to proceed with the Reverse Split, we considered other alternatives. We rejected these alternatives because we believed the Reverse Split would be the simplest and most cost-effective manner in which to achieve the purposes described above. These alternatives included:

Other Forms of "Going Private" Transactions. We considered forms of transactions other than the Reverse Split that would make us eligible to terminate the registration of our common stock under the Exchange Act and its listing on AMEX. For example, we considered an issuer tender offer to repurchase shares of our outstanding common stock. In addition to cost and timing concerns associated with such a structure, the results of an issuer tender offer would be unpredictable due to its voluntary nature. In addition, the controlling shareholders, Messrs. Janke and Carpenter, indicated to our board that they would only support a going private transaction where the minority shareholders were completely cashed out of the transaction. As a result, we rejected this alternative.

We also considered, as a possible alternative to the Reverse Split, a merger of Rampart into a newly-formed corporation, with conversion of the outstanding shares occurring in the same general manner and ratios as in the Reverse Split. We determined that this alternative was more burdensome than a Reverse Split due to constraints imposed by corporate and federal and state securities laws. In addition to these constraints, we did not believe that such an alternative transaction would result in any benefit to shareholders, in terms of consideration to be received, over that to be received in the Reverse Split. For these reasons, we rejected this alternative.

Increase Public Float. From time to time, we have considered issuing additional shares of our common stock to increase our public float. However, given the decline in our stock price and the virtual closure in public equity markets during the past two years for issuers of our size, we were unwilling, even if possible, to dilute our existing shareholders at these price levels. For similar reasons, we did not pursue the private equity markets. As a result, we rejected this alternative.

Selling Rampart. We determined that the sale of the company was not a viable alternative to the Reverse Split. Given the hybrid nature of our business (including short-term funding of real estate projects, acquiring and rehabilitating undervalued financial and real estate assets and selling and operating acquired assets), we believe only a limited number of strategic buyers or financial buyers, if any, would exist for the purchase of our entire company. Furthermore, one of our significant assets consists of a large net operating loss carry forward that would likely be lost or severely restricted in a company sale transaction. Our board also realized that obtaining shareholder approval of the sale of our company would have been highly unlikely given our controlling shareholders' support of the Reverse Split and opposition to any transaction that would adversely effect the net operating loss carry forward.

Maintaining the Status Quo. We also considered whether maintaining the status quo would be a viable alternative to the Reverse Split. We determined that the costs associated with maintaining our public company status, and the expected increases in these costs in the near term, were no longer justified, particularly in light of our size and resources and the relatively small benefit we believe Rampart and our shareholders have received as a result of us being a publicly company. For these reasons, we rejected this alternative.

Liquidating Rampart. We also considered a possible liquidation of the Company as an alternative to the Reverse Split. In analyzing this alternative, we realized that the sale of our assets to multiple buyers would lead to the highest sales proceeds but would result in higher sales costs and uncertainty as to the timing as to the completion of the liquidation given the nature of the Company's asset base. On the other hand, we further realized the sale of multiple properties to a single or a few buyers was likely not feasible given the Company's diverse asset pool, and even if possible, would probably result in lower value offers. The Company would also lose the benefit of a large portion of its net operating loss carry forward. We believed that due to the uncertainty of the time necessary to complete an orderly liquidation, as well as the uncertainty as to the ultimate costs involved and the proceeds to be received from a liquidation, our minority shareholders would not likely receive a higher effective value than the cash out price under the Reverse Split. As a result, we rejected this alternative.

BACKGROUND OF THE REVERSE SPLIT

In September 1999, we completed our initial public offering of 400,000 units at a price of $19.00 per unit. Each unit consisted of two shares of common stock and a warrant to purchase an additional share of common stock, with AMEX shares and warrant separating automatically 30 days after the offering and thereafter begin trading separately on the AMEX. The exercise price per share for the public offering warrants was $10.64, but the warrants have since expired without ever being exercised. We also issued to the underwriters of our initial public offering 40,000 warrants to purchase units at an exercise price of $31.35 per unit. The exercise price per share of the warrants to purchase our common stock underlying the underwriters' warrants to purchase units was $13.82. The underwriters' warrants to purchase units expire on September 24, 2004. In addition to liquidity for our common stock, one of the benefits we had hoped to gain by completing our initial public market was better access to the debt and equity capital markets as a means to finance our growth. Unfortunately, this has never materialized due in part to the significant decline in our stock price since the initial public offering and the refusal of traditional financial institutions to provide us with debt financing without the credit support or guarantee of our two principal shareholders, Charles W. Janke, our Chief Executive Officer and director, and J.H. Carpenter, our Chief Operating Officer and director.

In October 1999 after our common stock first traded separately from the unit, the opening price per share for our common stock on AMEX was $8.25 per share. Since that time, our common stock closing price on AMEX has ranged from a high of $8.50 (November 2, 1999) to a low of $0.94 (August 29, 2000). From January 1, 2002 through June 9, 2003 (the date prior to the public announcement of the reverse split) the closing price of our common stock has ranged from a high of $3.60 (May 7, 2002) to a low of $1.10 (April 21, 2003), and from January 1, 2003 through June 9, 2003, the closing price of our common stock has ranged from a high of $1.85 (January 16, 2003) to a low of $1.10 (April 21, 2003).
Historically, our common stock has also had a low trading volume and has not been able to attract any analyst coverage.

Due to the nature of our business, our operating results have varied significantly from year-to-year and quarter-to-quarter depending on the timing of our asset dispositions, capital expenditures relating to our real estate and other investment assets, the timing of our collection activities due to bankruptcies, the court systems' setting of trial dates related to our collection activities, and other factors that delay the receipt of funds. For example, for calendar years 1999 and 2001, we had net income of $1.9 million and $2.5 million, respectively, but for calendar years 2000 and 2002, we suffered net losses of ($1.2) million and ($138,000), respectively. This volatility in our earnings has also contributed to the wide swings in our stock price. Our total market capitalization has also been consistently lower than the reported book value of our assets.

In January 2000, our board authorized a share repurchase plan under Rule 10b-18 of the Exchange Act to purchase up to $2.0 million worth of our outstanding common stock. The stock repurchase plan was adopted to provide some liquidity support for our common shares at a price that we then believed was attractive. During the first quarter of 2000, we purchased an aggregate of 144,587 common shares at an aggregate cost of approximately $378,500, or $2.62 per share. While the trading volume increased during our active involvement in the repurchase plan in the first quarter of 2000, since that time and after we suspended our buying activity because we were advised by our counsel that continued significant purchases may affect our AMEX listing eligibility and due to other corporate needs, the trading volume of our common stock returned to its pre-January 2000 levels and the price of our stock continued its decline.

Beginning in the second half of 2000, we also investigated possible candidates for a reverse acquisition of Rampart that could derive value from our public company platform. While we entered into discussions with certain parties, nothing ever materialized.

As a result of the foregoing matters, in June 2002 at our annual board meeting, the Board of Directors authorized Mr. Janke to consult with and, if necessary, hire, third party consultants for their recommendations on alternative transactions in an effort to maximize shareholder value. From July 2002 through December 2002, Mr. Janke met separately with several individuals and institutions, including persons within the legal and investment banking community with whom he, other board members or their respective friends had a past business or personal relationship. The main focus of these meetings was to receive ideas and suggestions regarding possible transactions the company could initiate in an effort to increase the stock price or otherwise maximize shareholder value, as well as an overview of the legal steps and procedures necessary to consummate the alternative transactions. In the end, Mr. Janke did not hire any of the persons with whom he met, but believed he obtained valuable information for the company to assess and evaluate. The alternative transactions discussed with these persons included: (1) growth of our existing business by raising public or private capital and thereby also increasing the outstanding public float of our common stock, (2) sale of the company, (3) liquidation of the company and (4) taking the company private and terminating the registration of our common stock under the Exchange Act and removing its listing on AMEX. For a more complete discussion of the company's consideration of these alternatives See "Alternatives Considered" (page 10).

From late 2002 through the spring of 2003, our management, including Messrs. Janke and Carpenter, further researched and investigated the steps necessary to consummate a liquidation or a going private transaction. Given the uncertainty and timing associated with an orderly liquidation of the our assets and the loss of a significant amount of our net operating loss carry forward, management started to focus more on the going private transaction. Based in part on discussions with its advisors, management believed that the reverse split alternative was the most effective means to take the company private given our size and resources, the concentrated ownership of our common stock, the desire to cash out all public minority stockholders instead of requiring some shareholders to maintain their equity ownership in a private illiquid enterprise and the uncertainty and timing issues associated with an issuer or management tender offer. However, given management's conflict of interest in any going private transaction and in an effort to ensure that any such transaction would be fair to our minority shareholders, management realized that certain procedural safeguards would need to be implemented.

At a March 20, 2003 special meeting of our Board of Directors, Mr. Carpenter reported on and presented a written summary of management's evaluation of the various alternative transactions considered by the company during the prior months and management's recommendation to take the company private and cash-out our minority shareholders. Due to the conflicts involved in such a transaction and for the protection of our minority public common shareholders, he also indicated that the board should establish a special committee of independent directors to approve or disapprove any such transaction, including the negotiation of the amount of the cash payment to our minority shareholders. Mr. Carpenter also indicated that, in his view, it was more equitable to our minority shareholders to cash them all out rather than force certain minority shareholders to maintain their stock interests in a private company with limited liquidity for their investment. Further, Messrs. Janke and Carpenter will likely have to provide personal credit support to finance parts of company's operations and its growth, which they are less likely to provide if other minority shareholders remain in the company.

While the board generally was in agreement with management's decision to pursue the going private transaction, the board determined to defer its decision until after its review of the requested report and a further deliberation and discussion of such report at a subsequent board meeting. However, the board did agree to establish the special committee at the meeting so that the committee could begin the process of interviewing separate legal counsel and financial advisors. Accordingly, the special committee was established, and William F. Mosley and Michael V. Ronca, two of our outside directors, were appointed the members of the special committee after confirming that neither Mr. Mosley nor Mr. Ronca had any significant past or current relationship with either Mr. Janke or Mr. Carpenter. The Board of Directors delegated to the special committee the exclusive power and authority to (1) review, evaluate and negotiate the terms and provisions, and determine the advisability of the reverse stock split with respect to the interests of our minority shareholders, (2) determine, in its sole discretion, whether the reverse stock split is fair to, and in the best interests of, our minority shareholders, (3) approve or disapprove (in its sole discretion), on behalf of Rampart and the full Board of Directors, the reverse stock split and the form, terms and provisions thereof, subject to the approval of the full Board of Directors, (4) make a recommendation to the full Board of Directors to approve or disapprove the reverse stock split and (5) if the special committee and the full Board of Directors approve the reverse stock split, take any other action necessary or advisable to consummate the reverse stock split.

During the next two to three weeks, the special committee interviewed various law firms and financial advisors to engage in connection with their duties. The special committee then engaged legal counsel, Akin Gump Strauss Hauer & Feld LLP, because of its expertise in corporate and securities law matters and since the firm had not previously represented Rampart or Messrs. Janke and Carpenter. In late April 2003, the special committee then formally engaged Wm. H. Murphy & Co., Inc. to serve as its financial advisor for the reverse stock split transaction. During this same period, Mr. Carpenter completed and circulated to the board members the written directive outlining the alternatives considered and management's findings and recommendations relating to each alternative.

On April 29, 2003, the Board of Directors held a special meeting to consider and discuss the alternative transactions. At the meeting, Mr. Carpenter again outlined and discussed the various alternatives and management's recommendation that the company pursue the going private transaction by reverse stock split and cashing out our minority shareholders, subject to the approval by, and negotiation with, the special committee. In addition, Mr. Carpenter and Mr. Janke formally proposed a cash payment to the minority common shareholders of $2.50 per pre-split common share and discussed the source of funds for the buyout. They indicated the funds would be provided from our available cash and an expanded company credit facility that Messrs. Janke and Carpenter would likely be required to personally guarantee. Messrs. Janke and Carpenter were then excused from the meeting after answering questions, and after full discussion and deliberation, the remaining directors unanimously approved a resolution to pursue the going private transaction by reverse stock split, subject to the approval by the special committee, and if approved and recommended by the special committee to the full board, the subsequent approval by the full board.

During the next few weeks, the special committee met with its counsel and financial advisors several times to discuss the reverse stock split and the cash price to the minority common shareholders. In addition, management provided information to, and met with, the financial advisor regarding certain historical business and financial information necessary for the advisor's analysis. On June 5, 2003, the special committee met with the financial advisor to discuss its preliminary report, methodology and preliminary opinion as to fairness, from a financial point of view, of the reverse split and related cash price to our minority shareholders. Based on these discussions, Messrs. Ronca and Mosley contacted Messrs. Carpenter and Janke to attempt to negotiate an increase in the cash price. Later that same day, the parties ultimately agreed to a price of $3.25 per pre-split common share.

On June 9, 2003, the special committee met with its counsel and financial advisor. At the meeting, the financial advisor gave its final report and opinion relating to the reverse stock split transaction and answered questions presented by the members of the special committee. At the conclusion of the meeting, the special committee approved the reverse stock split transaction and the $3.25 cash price to our minority shareholders and directed that it be recommended to the full board for approval. On the same date, the full Board of Directors met to discuss the reverse stock split transaction and the special committee's recommendation. The special committee's financial advisor was also present at the full board meeting to discuss its analyses and any matters requested by the other board members. After answering questions from the other board members, Messrs. Janke and Carpenter were excused from the meeting for further discussions by the remaining board members. Legal counsel to the company then reviewed the principal aspects of the reverse stock split transaction, including the range of splits to be approved, the cash price to our minority shareholders, the termination of the registration of our common stock under the Exchange Act and from listing on AMEX, and discussed the heightened fiduciary duties of the board in corporate transactions involving management. After full discussion, the remaining board members (with Messrs. Janke and Carpenter abstaining) unanimously approved the reverse stock split and related transactions.

EFFECTS OF THE REVERSE SPLIT

The Reverse Split will have various effects on Rampart, as described below.

Rampart

Reduction  in the Number of Shareholders of Record and the Number of Outstanding
--------------------------------------------------------------------------------
Shares.  Based  on  information as of April 9, 2003, we believe that the Reverse
------
Split will reduce our number of record shareholders from approximately 20 to approximately 3. We estimate that approximately 605,000 shares held by approximately 297 beneficial holders will be exchanged for cash in lieu of fractional shares in the Reverse Split. The number of outstanding shares of common stock will decrease from approximately 2,905,143 to approximately 50.2 (or possibly 51.22) if the Minimum Number is 45,000, 30.13 if the Minimum number is 75,000 or 22.6 if the Minimum Number is 100,000. Accordingly, the liquidity of shares of our common stock will be substantially less as a result of the Reverse Split than it is currently.

Transfer  of  Book  Value.  Because (1) the price to be paid to holders of fewer
-------------------------
than the Minimum Number of shares of common stock will be $3.25 per share, (2) the number of shares of common stock expected to be cashed out as a result of the Reverse Split is estimated to be approximately 645,143 (or possibly 600,143), (3) the total cost to Rampart (including expenses) of effecting the Reverse Split is expected to be approximately $2,297,000 (or possibly $2,151,000), and (4) at March 31, 2003 aggregate shareholders' equity in Rampart was approximately $11,097,000, or $3.82 per share, we expect that, as a result of the Reverse Split, the book value per share of our common stock as of March 31, 2003 will be changed from approximately $3.82 per share on a historical basis to approximately $3.89 (pre-split) / $3.88 (pre-split) if Mr. Presley remains a shareholder, or between $174,660.09 to $389,384.51 (post-split) per share on a pro forma basis depending on the actual split ratio and whether or not Mr. Presley remains a shareholder. The smaller the split ratio, the smaller the pro forma book value per share will be.

Decrease  in  Stated  Capital.  As  a  result  of  the Reverse Split, our stated
-----------------------------
capital will be reduced as of March 31, 2003 from approximately $30,500on a historical basis to between $.51 and $.23 on a pro forma basis depending on the actual split ratio and whether or not Mr. Presley remains a shareholder. The smaller the split ratio, the larger the pro forma stated capital will be.

Elimination  of  Exchange  Act  Registration.  Our  common  stock  is  currently
--------------------------------------------
registered under the Exchange Act. After the Reverse Split, our common stock will not be registered under the Exchange Act, nor will we be subject to any reporting requirements under the Exchange Act. As a result, we expect to eliminate direct and indirect costs and expenses associated with the Exchange Act registration, which we estimate to be approximately $300,000 on an annual basis. See "- Purpose of and Reasons for the Reverse Split" for a discussion of the nature of the information we will no longer be required to provide. However, our shares will no longer be freely tradable and any subsequent sale must be made pursuant to an effective registration statement under the Securities Act of 1933 or an available exemption therefrom. This will materially and adversely affect the liquidity of the shares remaining outstanding.

Effect on Market  for Shares.  Our common stock is currently listed on the AMEX.
----------      ------------
After the Reverse Split, our common stock will not be listed on the AMEX. The lack of listing on the AMEX, together with the reduction in public information concerning Rampart as a result of our not being required to file reports under the Exchange Act, will adversely affect the liquidity of our common stock.

Financial  Effects  of  the  Reverse  Split.  We  estimate  that  approximately
-------------------------------------------
$2,097,000 (or possibly $1,951,000) will be required to pay for the fractional shares of our common stock exchanged for cash in the Reverse Split. Additionally, we estimate that professional fees and other expenses related to the transaction will total approximately $200,000. We do not expect that the payment to shareholders receiving cash in the Reverse Split and the payment of expenses will have any material adverse effect on our capital adequacy, liquidity, results of operations or cash flow. Because we do not currently know the exact number of shares that will be cashed out in the Reverse Split, we do not know the net amount of cash to be paid to shareholders in the Reverse Split. You should read the discussion under "Additional Information Regarding the Reverse Split-Sources of Funds and Expenses" for a description of the sources of funds for the Reverse Split and the fees and expenses we expect to incur in connection with the transaction.

Rampart  Affiliates

The Reverse Split will have various effects on our executive officers and directors, each of whom may, as a result of his position or beneficial ownership of 10% or more of our outstanding common stock, be deemed to be an affiliate of Rampart.

Consolidation  of  Management  Ownership.  As  a result of the Reverse Split, we
----------------------------------------
expect that the percentage of beneficial ownership of our common stock held by our executive officers and directors as a group will increase from approximately 79.4% before the reverse stock split to 100%. Instead of being held by five directors and executive officers, however, these shares will be held by only two (or possibly three) directors and executive officers after the Reverse Split.

No  Further  Reporting  Obligations  Under  the  Exchange Act. After the Reverse
--          -------------------------------------------------
Split, our common stock will not be registered under the Exchange Act. As a result, the executive officers, directors and other affiliates of Rampart will no longer be subject to the reporting requirements and restrictions of the Exchange Act, including the reporting and short-swing profit provisions of
Section  16.

Rule  144  Not Available.  Because our common stock will not be registered under
------------------------
the Exchange Act after the Reverse Split, executive officers and directors of Rampart will be deprived of the ability to dispose of their shares of our common stock under Rule 144 under the Securities Act of 1933.

Rampart  Shareholders

Registered Shareholders with  Fewer  than the Minimum Number of Shares of Common
----------             ---------------------------------------------------------
Stock.  If  we  complete  the  Reverse Split and you hold fewer than the Minimum
-----
Number of shares of our common stock immediately prior to the Reverse Split:

     - You will not receive a fractional share of stock as a result of the Reverse Split in respect of your shares being cashed out.

     - Instead of receiving a fractional share, you will receive a cash payment with respect to your affected shares equal to $3.25 per pre-split share.

     - After the Reverse Split, you will have no further interest in Rampart with respect to your cashed-out shares. These shares will no longer entitle you to the right to vote as a shareholder or share in Rampart's assets, earnings, or profits or in any dividends paid after the Reverse Split. In other words, you will no longer hold your cashed-out shares and you will have only the right to receive cash for these shares. In addition, you will not be entitled to receive interest with respect to the period of time between the Effective Date of the Reverse Split and the date you receive your payment for the cashed-out shares.

     - You will not have to pay any service charges or brokerage commissions in connection with the Reverse Split.

     - As soon as practicable after the time we effect the Reverse Split, you will receive a payment for the cashed-out shares you held immediately prior to the Reverse Split in accordance with the procedures described below.

          o    If  you  hold  book-entry  shares:

               - Some of Rampart's registered shareholders hold their shares in book-entry form under the Direct Registration System for securities. These shareholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

               - If you are a cashed-out shareholder who holds registered shares in a book-entry account, you do not need to take any action to receive your cash payment. A check will be mailed to you at your registered address as soon as practicable after the effective date of the Reverse Split. By signing and cashing this check, you will warrant that you owned the shares for which you received a cash payment.

          o    If  you  hold  certificated  shares:

               - If you are a cashed-out shareholder with a stock certificate representing your cashed-out shares, you will receive a letter of transmittal as soon as practicable after the Effective Date of the Reverse Split. The letter of transmittal will contain instructions on how to surrender your certificate(s) to Rampart for your cash payment. You will not receive your cash payment until you surrender your outstanding certificate(s) to Rampart together with a completed and executed copy of the letter of transmittal. Please do not send your certificates until you receive your letter of transmittal.

     - All amounts owed to you will be subject to applicable federal income tax withholding and state abandoned property laws.

     - You will not receive any interest on cash payments owed to you as a result of the Reverse Split.

Registered  Shareholders  with  the  Minimum Number or More Shares of Our Common
--------------------------------------------------------------------------------
Stock.  If  you  are  a  registered  shareholder with the Minimum Number or more
-----
shares of our common stock as of 12:01 a.m. on the effective date of the Reverse Split, we will reclassify your shares into 1/45,000th, 1/75,000th or 1/100,000th, as the case may be, of the number of shares you held immediately prior to the Reverse Split. However, if shareholders other than Messrs. Janke, Carpenter and Presley hold the Minimum Number or more shares of our common stock, we intend to initiate another reverse stock split transaction following the deregistration and delisting of our common stock at a price per pre-split share equivalent to the $3.25 per pre-split share in the initial Reverse Split. However, if shareholders other than Messrs. Janke, Carpenter and Presley holder the Minimum Number or more shares of our common stock, we intend to initiate another reverse stock split transaction following the deregistration and delisting of our common stock at a price per pre-split share equivalent to the $3.25 per pre-split share in the initial Reverse Split.

Street  Name Holders of Our Common Stock.  Rampart intends for the Reverse Split
----------------------------------------
to treat shareholders holding our common stock in street name through a nominee (such as a bank or broker) in the same manner as shareholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse
Split for their beneficial holders. However, nominees may have different procedures and shareholders holding our common stock in street name should contact their nominees.

Holders  of Stock Options.  As a result of the Reverse Split, the exercise price
-------------------------
of each outstanding option will automatically increase by a factor equal to the Minimum Number and the number of underlying shares will decrease by the same factor. We will permit options to cover underlying fractional shares of common stock, but will not be able to issue fractional shares upon exercise of an option. Instead, we will pay the option holder cash for any fractional shares in an amount equal to the amount by which $3.25 exceeds the current exercise price of the option, multiplied by the number of underlying pre-split shares, represented by the option. The only options we have outstanding are grants for 1,000 underlying shares of our common stock each to two existing non-executive officer directors. These two directors will cease to be directors upon the termination of the registration and listing of our common stock. The options will expire 90 days after the directors cease to be members of our board. Because the number of shares underlying each of these options is less than the Minimum Number and the current exercise price of the options is greater than $3.25, these options will likely expire without being exercised and the holders will receive no consideration in respect of the options.

Holders  of  Underwriters'  Warrants.  We currently have outstanding warrants to
------------------------------------
purchase 40,000 units (each unit consisting of two shares of our common stock and a warrant to purchase one share of our common stock) that were issued to the underwriters in our initial public offering. As a result of the Reverse Split, the exercise price of the unit warrants (initially $31.35) will increase by a factor equal to the Minimum Number and the underlying number of units will decrease by the same factor. Additionally, the exercise price of the common stock warrants underlying the unit warrants (initially $13.82) will increase by a factor equal to the Minimum Number and the number of shares underlying such warrant will decrease by the same factor. The warrants to purchase units expire on September 24, 2004.

RECOMMENDATION OF THE SPECIAL COMMITTEE AND BOARD OF DIRECTORS; FAIRNESS OF THE REVERSE SPLIT

On June 9, 2003, the Special Committee determined that the Reverse Split, including the cash payments to our minority shareholders in the amount of $3.25 per pre-split share, is fair to our minority shareholders, and recommended that our Board of Directors approve the Reverse Split.

At a special meeting held on June 9, 2003, at which all of our directors were present, our Board of Directors considered the recommendation of the Special Committee and (with Messrs. Janke and Carpenter abstaining due to their conflicting interests) unanimously concluded that the terms and provisions of the Reverse Split are fair to and in the best interests of Rampart and our shareholders, approved the Reverse Split and declared its advisability, and recommended that the shareholders approve and adopt the Reverse Split.

Special  Committee

The Special Committee unanimously approved the Reverse Split, believes that the Reverse Split is fair to our minority shareholders and unanimously recommended approval and adoption of the Reverse Split by our full Board of Directors. In reaching these conclusions, the Special Committee considered the following procedural aspects of the Reverse Split approval process that afforded the Special Committee a meaningful opportunity to participate in and influence the outcome of that process:

     - The composition of the membership of the Special Committee and its empowerment to retain legal counsel and investment bankers selected by it; and

     - The ability of the Special Committee to approve or disapprove of the Reverse Split and fully negotiate the terms of the Reverse Split on behalf of our minority shareholders.

Additionally, the Special Committee considered the following favorable substantive factors in reaching its conclusion that the Reverse Split is fair to our minority shareholders:

     - The Special Committee's negotiations with Messrs. Janke and Carpenter, which resulted in an increase in the cash payment in lieu of fractional shares from $2.50 to $3.25 per pre-split share;

     - The opportunity for the minority shareholders to liquidate their common stock at a substantial premium represented by the $3.25 per pre-split share over our recent common stock price prior to the public announcement of the Reverse Split proposal on June 10, 2003, and without incurring any transaction costs;

     - The written opinion of Murphy that, as of June 9, 2003, the Reverse Split and cash payment of $3.25 per pre-split share was fair to our minority shareholders from a financial point of view; and

     - The Special Committee's belief that the Reverse Split would likely result in the highest value to the minority shareholders as compared to the other alternatives considered. See "-Alternatives Considered."

Finally, the Special Committee considered the following adverse substantive aspects of the proposed transaction in reaching its fairness conclusions:

     - Since Messrs. Janke and Carpenter desired to retain their equity interest in the Company and declined to offer the Company for sale as an entirety to a third party, our minority shareholders were not afforded an opportunity to participate in any control premium that might have been generated by the sale of the entire company to a third party; and

     - Our minority shareholders will have no ongoing equity participation in the company following the Reverse Split.

In view of the variety of factors considered by the Special Committee, the Special Committee did not find it practicable to, and it did not, quantify or otherwise attempt to assign specific or relative weights to the factors considered in making its determination. In addition, each member of the Special Committee may have given different weights to the various factors.

Board  of  Directors

The Board of Directors (with Messrs. Janke and Carpenter abstaining due to conflicting interests) unanimously approved the Reverse Split, believes that the Reverse Split, including the cash payment to our minority shareholders in the amount of $3.25 per pre-split share, is fair to and in the best interests of the company and our shareholders and unanimously (with Messrs. Janke and Carpenter abstaining due to conflicting interests) recommends approval of the Reverse Split by our shareholders at the annual meeting. The Board considered the following substantive factors in deciding to recommend that shareholders vote "FOR" the adoption and approval of the Reverse Split at the annual meeting:

     -    The recommendation of the Special Committee;

     - The fact that the Reverse Split, including the cash payment to our minority shareholders in the amount of $3.25 per pre-split share, was the result of arm's-length negotiations between the Special Committee and its independent legal and financial advisors, on the one hand, and Messrs. Janke and Carpenter, on the other hand;

     - Our board's belief that the Reverse Split is the superior transaction alternative to both Rampart and our shareholders as described under "-Purposes of and Reasons for the Reverse Split" and "-Alternatives Considered";

     - The opportunity for all of our minority shareholders to liquidate their common stock at a substantial premium over our recent common stock price prior to the public announcement of the Reverse Split, without incurring any costs, rather than requiring same of our minority shareholders to retain their stock interests in a private company with limited liquidity; and

     - The opinion of Murphy that the Reverse Split and the cash payment was fair to our minority shareholders from a financial point of view and Murphy's related analysis.

In view of the factors considered by our Board of Directors in connection with the evaluation of the Reverse Split and the complexity of these matters, our Board of Directors did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision, nor did it evaluate whether these factors were of equal importance. Our Board of Directors also received an extensive presentation from, and relied on the experience and expertise of, Murphy with respect to the quantitative analysis of the financial terms of the Reverse Split to our minority shareholders. Our Board of Directors conducted a discussion of, among other things, the factors described above, including asking questions of our management and regularly retained legal advisors, and reached the conclusion that the Reverse Split was advisable and in the best interests of the Company and our minority shareholders. Our board has relied upon and adopted the analysis and recommendation of the Special Committee with respect to the fairness of the Reverse Split to our minority shareholders. In considering the factors described above, individual members of our Board of Directors may have given different weight to different factors.

Our Board of Directors believes that the Reverse Split is procedurally fair because, among other things:

     - the Special Committee consisted entirely of non-management, non-affiliated independent directors appointed by our Board of Directors to represent solely the interests of our minority shareholders;

     - the Special Committee retained and was advised by its own independent financial advisor, Murphy, to assist it in evaluating the merger and provide it with financial advice;

     - the Special Committee retained and was advised by its own independent legal counsel, Akin Gump Strauss Hauer & Feld LLP;

     - the Special Committee engaged in extensive negotiations and deliberations in evaluating the Reverse Split, including increasing the cash payment to our minority shareholders from $2.50 to $3.25 per pre-split share; and

     - even though the Special Committee consisted of directors of the company and was therefore not completely unaffiliated with us, committees of independent directors are a commonly used mechanism that are recognized under applicable law to ensure fairness in transactions of this type.

In view of the foregoing, the Board of Directors believes that sufficient procedural safeguards exist to ensure fairness of the Reverse Split and to permit the Special Committee to effectively represent the interests of our minority shareholders, and therefore, additional unaffiliated representatives to act on behalf of such shareholders are not necessary.

In reaching its conclusions, our board considered the negative substantive factors considered by the Special Committee and set forth above as well as the following negative procedural and substantive factors:

     - The Reverse Split is expected to be a taxable transaction for our minority shareholders; and

     - The approval of a majority of our minority shareholders is not required to approve the Reverse Split.

We made no provisions to grant our minority shareholders access to our corporate files or to obtain counsel or appraisal services at our expense. However, subject to specified conditions, Texas law allows our shareholders to review our relevant books and records of account. Further, as stated above, the Special Committee, acting on behalf of the minority shareholders, retained separate counsel and financial advisor.

Janke  and  Carpenter

Although Messrs. Janke and Carpenter abstained from voting on the Reverse Split, each of Messrs. Janke and Carpenter believes the Reverse Split is fair to our minority shareholders based upon the same considerations considered by our Board of Directors.

OPINION  OF  FINANCIAL  ADVISOR

Wm. H. Murphy & Co., Inc. has acted as the financial advisor to the Special Committee with respect to rendering an opinion as to the fairness of the Reverse Split to the minority shareholders of Rampart from a financial point of view. Murphy is an independent investment banking firm with offices in Houston, Texas and a registered broker-dealer whose business includes rendering advisory services in connection with mergers and acquisitions and corporate financings, including rendering fairness opinions in connection therewith, and advising clients with respect to equity and fixed income investments.

The Special Committee interviewed three firms as candidates to advise the committee and, if warranted, render a fairness opinion in connection with the Reverse Split. Two of the firms were recommended by Rampart's management, and Murphy was recommended by Mr. Ronca, as suitable potential advisors. Mr. Ronca has previously been associated with Murphy on an informal basis in connection with examining (as principal or intermediary) various investment opportunities, and recently he acted as a consultant to Murphy in connection with a financial advisory engagement of Murphy's in a matter unrelated to the Reverse Split. Mr. Ronca is not employed by Murphy and does not have any contractual relationship with Murphy; however, it is possible that Mr. Ronca may be involved with Murphy on an ad hoc basis in the future in other Murphy engagements or investment opportunities. Because of this relationship, Mr. Ronca abstained from the selection of the financial advisor, which was made by Mr. Mosley for the Special Committee. Mr. Ronca and Mr. Mosley together conducted in-depth interviews with each of the prospective candidates. Murphy was selected from among the three candidates interviewed on the basis of its experience in rendering fairness opinions in smaller transactions such as the Reverse Split, its relatively lower cost structure compared to the other candidates and its expertise with real estate investments in the Houston metropolitan area. Other than as described above, there has been no relationship during the past two years between any of Rampart, its affiliates, directors or executive officers, on the one hand, and Murphy or any of its affiliates or representatives, on the other.

Murphy received a fee paid by Rampart in the amount of $45,000 plus reimbursement of expenses in connection with the fairness opinion. There are no other current arrangements to compensate Murphy, its affiliates or unaffiliated representatives for any services rendered to Rampart, its affiliates, directors or executive officers.

No limitations were imposed by the Special Committee, our Board of Directors or Rampart upon Murphy in rendering its opinion as of June 9, 2003.

Murphy delivered its oral opinion to the Special Committee on June 9, 2003 as to the fairness of the Reverse Split to the minority shareholders of Rampart. Murphy's opinion is that, as of June 9, 2003 and based upon and subject to the factors and assumptions set forth therein, the Reverse Split is fair, from a financial point of view, to the minority shareholders of Rampart. Such oral opinion was followed by delivery of the written fairness opinion.

Murphy's opinion, which sets forth the assumptions made, matters considered and scope of limitations of the review undertaken and the procedures followed by Murphy, is attached hereto as Exhibit B and is incorporated herein by reference. Rampart shareholders are urged to read this opinion carefully and in its entirety for the assumptions made, matters considered and limits of the review by Murphy. The summary of the opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

Murphy's opinion is directed only to the fairness, from a financial point of view, of the Reverse Split to the minority holders of our common stock, and it does not address the determination of the $3.25 per share valuation established by the Special Committee and the controlling shareholders, or any other aspect of the fairness of the Reverse Split or the underlying business decision of our Board of Directors to effect the Reverse Split or constitute a recommendation to any Rampart shareholder as to any matter. Murphy has not been asked to consider, and Murphy's opinion does not address, the relative merits of the

Reverse Split as compared to any alternative business strategy that may exist for Rampart. Murphy expressed no opinion, nor should one be implied, as to the current fair market value of our common stock.

The Special Committee requested that Murphy make an oral presentation to the Special Committee with respect to the fairness of the Reverse Split, from a financial point of view, to the minority shareholders of Rampart. The presentation was given on June 9, 2003, following which Murphy made such presentation to our full Board of Directors, except the controlling shareholders, who excused themselves from the meeting for Murphy's presentation and ensuing discussion.

In the presentation, Murphy explained that its opinion was limited to an examination of the fairness of the Reverse Split from a financial point of view to our minority shareholders and that its opinion was not an appraisal or valuation of Rampart or our common stock.

Murphy's presentation included an overview of Rampart and our current prospects and characteristics, which had previously been identified to Murphy by our management. In its presentation, Murphy noted to the Special Committee the following information:

     - Rampart is a micro-cap stock with no institutional ownership and no analyst coverage.

     - Liquidity will continue to be an issue in attracting investors since the controlling shareholders control 78% of the outstanding common shares. Rampart has only about 2.9 million shares outstanding and trades an average of only about 1,400 shares per day.

     - Rampart is a difficult company to understand and value, as it is neither a financial services company nor a real estate investment company.

     - Rampart's reported book value and net asset value substantially exceed its equity capitalization.

     - Rampart's financial performance is highly unpredictable due to the nature of its business model, whereby the majority of booked revenue and profit occur only when properties or other assets are sold. This approach also precludes Rampart from deducting depreciation on assets held for sale, which limits the realization of one of the traditional benefits associated with real estate investing.

     - Rampart cannot use its stock as currency for acquisitions without significantly diluting the shareholders.

     - The capital markets have not been accessible to Rampart for debt or equity offerings.

     - The cost of remaining a public company is significant in both time and money. Rampart spent approximately $338,000 in 2002 in connection with the preparation of its SEC filings and in complying with other requirements associated with being a public company. Rampart forecasts these expenses rising in 2003 due to increases in directors' and officers' insurance and the need to comply with the recently enacted Sarbanes-Oxley Act.

Murphy also noted to the Special Committee that since our initial public offering in 1999 at a price of about $8.00 per share, our common stock price had declined precipitously. Murphy reviewed for the Special Committee results of an evaluation conducted in June of 2002 by management for our Board of Directors of possible means of enhancing shareholder value. Through this effort, management identified several alternatives, including (1) the sale of Rampart for cash, stock or other property; (2) the liquidation of Rampart's assets and the associated distribution of the cash proceeds to shareholders; and (3) other forms of "going private" transactions.

The following is a summary of the significant analyses performed by Murphy in connection with its fairness opinion:

Historical Stock Performance. Murphy reviewed trading prices for the shares of our common stock. This review indicated that the then current price of our common stock was approximately $1.35 per share on the AMEX. The "cash-out" price of $3.25 therefore represents a multiple of about 2.4x the then current market price. Murphy noted that our common stock is thinly traded.

Selected Comparable Public Company Analysis. Using publicly available information, Murphy compared selected historical and projected financial, operating and stock market performance data of Rampart to the corresponding data of certain publicly traded companies that Murphy deemed to be relevant to Rampart. Murphy also compared Rampart to the historical performance of Rampart's industry (financial), the miscellaneous financial services sector and the S&P 500 using several metrics that Murphy believed have comparative value, which illustrated that our common stock was underperforming compared to our industry, sector and the S&P 500. However, owing to the absence of any significant number of closely comparable companies, Murphy determined that comparability was not a meaningful method of valuing Rampart.

Discounted Cash Flow Analysis. Murphy determined that the discounted cash flow method of valuation is not meaningful as a valuation methodology regarding Rampart. Rampart acquires assets that are in distress with the intent of realizing a profit through their resale at a higher price. Cash flow from operations is primarily a function of asset sales, which have historically been erratic.

Net Book Value Analysis. Murphy determined that the then current Rampart common stock price of $1.35 per share represents roughly a 65% discount to Rampart's year-end book value of $3.92 per share and first quarter 2003 book value of $3.82 per share. When the discount to book value is adjusted for the "cash-out" price of $3.25 per share, the discount is reduced to 17% to first quarter 2003 net book value. Murphy considered net book value as a relatively useful value indicator and a good comparative to the calculation of Rampart's current net asset valuation.

Net Asset Value Analysis. Murphy performed an analysis of Rampart's net asset value based on its First Quarter 2003 Form-10QSB and Rampart-supplied information on the various asset classes. To this end, Murphy utilized Rampart's most recent appraisals for its major properties (ranging in age from one month to eighteen months old) and Rampart's estimate of market value for the remaining assets. This effort of assessing fair market value included discounting the Purchased Asset Pools (non-performing loans and debt obligations) for both risk of collection and the appropriate rate of return necessary to consummate a sale. The discount rates differed by asset type, and Rampart advised Murphy that Rampart assumed discount rates of 18%, 25% or 35% per year reflecting Rampart's perceived risk of collection. Murphy in turn tested these assumptions on an informal basis with professionals dealing in these asset types and determined that Rampart could be overestimating the value of these distressed assets under current market conditions; therefore, Murphy reduced the Rampart-discounted value of these assets by an additional 20%, or $300,000. Murphy also assumed in its net asset valuation that Rampart would incur transaction costs of approximately 10% of property sales, or $1,750,000, comprised of expenses associated with commissions, environmental reports, surveys and title policies and ongoing general and administrative expenses of $332,000 per quarter, the current level as identified to Murphy by management.

In determining to discount further the discounted asset valuations established by Rampart's management, Murphy viewed as significant the fact that Rampart took a write-down of $742,000 for its Newport Golf Course resulting from the completion of a first quarter 2003 independent property appraisal performed at the request of Rampart's bank. This write-down is the equivalent of ($.26) per share and reflects the fact that the Houston market is significantly overbuilt with public golf courses. Discussions with management and Murphy's review of certain public records and informal consultations with others knowledgeable in this area indicate that several golf courses in the Houston market have recently failed and many others are incurring ongoing operating losses.

This net asset value analysis indicated an implied equity value for Rampart of approximately $10,559,000, or $3.63 per share.

Liquidation Value Analysis. Murphy reviewed Rampart's historical results in selling assets and assumed that liquidation in a "quick sale" or expedited manner would result in a discount to appraised value of approximately 15%. Based on Murphy's assessment of the quality of the assets and the state of the associated markets, Murphy assumed that liquidation could take up to 24 months to complete. Murphy further assumed that general and administrative expenses would be reduced to $200,000 per quarter in the second year from $332,000 per quarter in the first year reflecting a reduced asset base. The implied equity value for the Company under a liquidation scenario is between a high of $7,994,000 or $2.75 per share and a low of $7,194,000 or $2.47 per share depending  upon  the  length  of  time  it would take to complete a liquidation.

In assessing the fairness to the minority shareholders of the Reverse Split, in addition to the analyses summarized above, Murphy considered the following: (1) the terms of the Reverse Split, including the price to be paid to the minority shareholders and the ability of Rampart to fund the payment; (2) the current market price of our common stock and the prospects of higher prices in the near to intermediate future; (3) the potential net proceeds available for disbursement to shareholders if Rampart were liquidated; (4) Rampart's prospects of attracting a Wall Street following if it continued pursuing its existing business plan; and (5) Rampart's prospects for raising alternative debt or equity financing.

Murphy also considered the viability of alternatives available to the controlling shareholders for realizing better value for their shares given the size of their aggregate holdings relative to Rampart's total number of outstanding shares. Murphy further reviewed Rampart's efforts to sell several of its real estate assets during the past twelve months and noted the difficulty experienced by Rampart in consummating transactions at a price, and within the time frame, it desired. Furthermore, Rampart's management advised Murphy that several properties were affected by environmental issues and could not be immediately sold for full value without remediation or other expenditures.

In assessing the Reverse Split, Murphy also considered the following:

     - The minority shareholders would receive a premium price for their common stock, paid in cash without any transaction costs.

     - Our common stock is thinly traded and results in an almost completely illiquid situation for shareholders; future sales of any size would most likely result in a lower stock price.

     - Rampart is a micro-cap company with little prospects of capturing coverage from Wall Street analysts or of attracting institutional ownership.

     - Rampart has no realistic prospects of raising additional capital, either debt or equity, in the foreseeable future.

     - Certain of Rampart's assets may be subject to future write-downs, such as the Newport Golf Course, or are at risk of generating less cash than Rampart is forecasting.

     - Unless Rampart grows in terms of assets and cash flow generation, it will be in a self-liquidation mode, as overhead expenses are currently exceeding cash flow from operations.

The summary of Murphy's opinion set forth above does not purport to be a complete description of the data or analyses presented by Murphy. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, Murphy believes that its analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. In its analyses, Murphy made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Rampart. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. Accordingly, such estimates are inherently subject to substantial uncertainty and neither Rampart nor Murphy assumes responsibility for the accuracy of such analyses and estimates. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

With respect to projections and estimates of future revenue and operating costs for Rampart, each as prepared by Rampart, upon the advice of Rampart, Murphy assumed that such projections and estimates have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Rampart's management as to the future performance of Rampart, and that Rampart will perform substantially in accordance with such projections and estimates.

In connection with rendering its opinion, Murphy reviewed and analyzed certain information relating to Rampart, including certain publicly available business and financial information relating to Rampart, certain internal financial statements, asset valuations and related information of Rampart prepared by the management of Rampart and other financial and operating information concerning the business, assets and operations of Rampart provided to Murphy by the management of Rampart, including, but not limited to, pro-forma financial and operating budgets, analyses, forecasts, and certain estimates of asset values prepared by Rampart. Murphy also discussed with members of the senior management of Rampart the past and current business operations, financial condition and future prospects of the company, as well as other matters believed to be relevant to its analysis. Further, Murphy considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that Murphy deemed relevant to its analysis.
Murphy's opinion is based on market, economic and other conditions and circumstances involving Rampart and its industry, the Houston metropolitan area real estate market and the market for distressed financial assets and the supply of such assets available for purchase, as they existed on the date of its opinion and which, by necessity, can only be evaluated by Murphy on that date. Murphy assumed no responsibility to update or revise its opinion based upon events or circumstances occurring after the date thereof.

In conducting its review and arriving at its opinion, Murphy relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or discussed with Murphy by Rampart or otherwise publicly available, and assumed that there were no material changes in Rampart's business operations, financial condition, assets, liabilities or prospects since the respective dates of such information. Murphy did not independently verify this information, nor did Murphy have such information independently verified. Murphy did not conduct a physical inspection of any of the assets or properties of Rampart, nor did Murphy make or obtain any independent evaluation or appraisals or any such assets or properties.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

Presented below is a general summary of the material federal income tax consequences to our shareholders from the Reverse Split. This summary is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including retroactive changes) or possible differing interpretations. The discussion below deals only with shares held as capital assets, and does not purport to deal with persons in special tax situations, such as:

     -    a  dealer  in  securities  or  currencies;

     - a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

     -    a  bank,  an  insurance  company  or  other  financial  institution;

     -    a  tax-exempt  organization;

     - a person treated as a partnership for U.S. federal income tax purposes or a partner thereof;

     - a person that owns Rampart shares that are a hedge or that are hedged against interest rate risks;

     - a person that owns Rampart shares as part of a straddle, conversion or other risk reduction transaction for U.S. federal income tax purposes;

     - a person whose functional currency for U.S. federal income tax purposes is not the U.S. dollar; or

     - a person who is not a U.S. citizen or U.S. resident for U.S. federal income tax purposes.

We do not address all of the tax consequences that may be relevant to you. In particular, we do not address:

     - the United States federal income tax consequences to shareholders in, or partners or beneficiaries of, an entity that is a holder of our shares;

     - the United States federal estate, gift or alternative minimum tax consequences of the redemption of our shares; or

     - any state, local or foreign tax consequences of the redemption of our shares.

This discussion is based on the Internal Revenue Code of 1986, as amended, (the "Code"), the Treasury Regulations promulgated under the Code and administrative and judicial interpretations of the Code and the Treasury Regulations, all as of the date of this proxy statement, and all of which are subject to differing interpretations and to change, possibly on a retroactive basis.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE SPLIT, INCLUDING APPLICABLE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES TO YOU OF THE TRANSACTIONS CONTEMPLATED BY THE REVERSE SPLIT IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES.

The receipt by a shareholder of cash in lieu of fractional shares of new common stock pursuant to the Reverse Split will be a taxable transaction for federal income tax purposes under the United States Internal Revenue Code of 1986, as amended (the "Code").

Under Section 302 of the Code, a shareholder will recognize gain or loss upon receiving cash in lieu of fractional shares of new common stock pursuant to the Reverse Split if:

     - the Reverse Split results in a "complete redemption" of all of the shares held by a shareholder immediately prior to the Reverse Split;

     - the receipt of cash is "substantially disproportionate" with respect to the shareholder; or

     - the receipt of cash is "not essentially equivalent to a dividend" with respect to the shareholder.

These three tests are applied by taking into account not only shares that a shareholder actually owns, but also shares that the shareholder constructively owns pursuant to Section 318 of the Code, as described below.

If any one of the three tests is satisfied, the shareholder will recognize gain or loss on the difference between the amount of cash received by the shareholder pursuant to the Reverse Split and the tax basis in the redeemed shares held by such shareholder immediately prior to the Reverse Split. Provided that these shares constitute a capital asset in the hands of the shareholder, this gain or loss will be long-term capital gain or loss if the eligible shares are held for more than one year and will be short-term capital gain or loss if such shares are held for one year or less.

Under the constructive ownership rules of Section 318 of the Code, a shareholder is deemed to constructively own shares owned by certain related individuals and entities in addition to shares directly owned by the shareholder. For example, an individual shareholder is considered to own shares owned by or for his or her spouse and his or her children, grandchildren and parents ("family attribution"). In addition, a shareholder is considered to own a proportionate number of shares owned by estates or certain trusts in which the shareholder has a beneficial interest, by partnerships in which the shareholder is a partner, and by corporations in which 50% or more in value of the stock is owned directly or indirectly by or for such shareholder. Similarly, shares directly or indirectly owned by beneficiaries of estates of certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be considered owned by these entities ("entity attribution"). A shareholder is also deemed to own shares that the shareholder has the right to acquire by exercise of an option.

The receipt of cash by a shareholder pursuant to the Reverse Split will result in a "complete redemption" of all of the shareholders shares held immediately prior to the Reverse Split as long as the shareholder does not constructively own any shares of new common stock immediately after the Reverse Split. However, a shareholder may qualify for gain or loss treatment under the "complete redemption" test even though such shareholder constructively owns shares of new common stock provided that (1) the shareholder constructively owns shares of new common stock as a result of the family attribution rules (or, in some cases, as a result of a combination of the family and entity attribution rules), and (2) the shareholder qualifies for a waiver of the family attribution rules (such waiver being subject to several conditions, one of which is that the shareholder has no interest in Rampart immediately after the Reverse Split, including as an officer, director or employee, other than an interest as a creditor).

It is anticipated that most shareholders who receive cash in lieu of fractional shares pursuant to the Reverse Split will qualify for capital gain or loss treatment as a result of satisfying the "complete redemption" requirements. However, if the constructive ownership rules prevent compliance with these requirements, such shareholder may nonetheless qualify for capital gain or loss treatment by satisfying either the "substantially disproportionate" or the "not essentially equivalent to a dividend" requirements. In general, the receipt of cash pursuant to the Reverse Split will be "substantially disproportionate" with respect to the shareholder if the percentage of voting power of common stock owned by the shareholder immediately after the Reverse Split is less than 80% of the percentage of shares directly and constructively owned by the shareholder immediately before the Reverse Split (giving effect to the difference in number of outstanding shares due to the Reverse Split). Alternatively, the receipt of cash pursuant to the Reverse Split will, in general, be "not essentially equivalent to a dividend" if the Reverse Split results in a "meaningful reduction" in the shareholders proportionate interest in Rampart.

If none of the three tests described above is satisfied, the shareholder will be treated as having received a taxable dividend in an amount equal to the lesser of the cash received by the shareholder pursuant to the Reverse Split or the shareholder's allocable share of Rampart's earnings and profits, with no offset for the shareholder's tax basis in the redeemed shares.

The receipt of shares of common stock pursuant to the Reverse Split by owners of more than the Minimum Number of shares will be a non-taxable transaction for federal income tax purposes. Accordingly, a holder of more than the Minimum Number of shares who receives shares of common stock will not recognize gain or loss, or dividend income, as a result of the Reverse Split with respect to the shares of common stock received (but, as described above, cash received in lieu of a fractional share of common stock will be a taxable transaction to the extent of such cash received). In addition, the basis and holding period of such shareholder's shares prior to the Reverse Split will generally carry over as the basis and holding period of such shareholder's shares of Rampart resulting from the Reverse Split, except to the extent of cost basis allocable to any fractional shares which are redeemed and taxed as a sale or exchange.

Under the 2003 Tax Act, qualifying dividends and net long term capital gains of noncorporate taxpayers are generally taxed at a maximum rate of 15%. As before, net capital losses for a tax year cannot generally be offset against other income, but may be carried forward (and carried back in the case of certain corporate shareholders).

No ruling has been or will be obtained from the Internal Revenue Service in connection with the Reverse Split.

Non-corporate shareholders of Rampart may be subject to backup withholding at a rate of 28% on cash payments received in the Reverse Split. Backup withholding will not apply, however, to a shareholder who (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal,
(2)  who provides a certificate of foreign status on an appropriate Form W-8, or
(3) who is otherwise exempt from backup withholding. A shareholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the Internal Revenue Service.

Rampart is likely a United States Real Property Holding Corporation. Accordingly, if a shareholder is not a U.S. citizen or resident, and thus, subject to the rules of Section 897 of the Code, tax withholding at the source may apply to the Reverse Split. It is not certain whether our shares are regularly traded on an established securities market as determined under Section 897(c)(3) of the Code.

The preceding discussion is intended only as a summary of the material United States income tax consequences of the Reverse Split and does not purport to be a complete analysis or discussion of all potential tax effects relevant to the Reverse Split. Again, our shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Reverse Split, including tax return reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

               ADDITIONAL INFORMATION REGARDING THE REVERSE SPLIT

CHANGES IN MANAGEMENT TEAM AND CONDUCT OF THE BUSINESS AFTER THE REVERSE SPLIT

Following the Reverse Split, we will continue to conduct our business in the same manner as presently conducted. However, Messrs. Janke and Carpenter have indicated that as holders of 100% (or possibly 98%, if Mr. Presley remains a shareholder) of our common stock, they would be more willing to provide credit support or guarantees to expand our credit facilities to fund not only the buy out of our minority shareholders but also to fund our corporate growth. Further, Messrs. Janke and Carpenter have indicated that within the next 12 to 18 months after the Reverse Split, they desire to equalize their ownership and/or voting rights in the company. This equalization could take a variety of forms, including issuance of additional capital stock to Mr. Carpenter, the sale of common shares by Mr. Janke to Mr. Carpenter, the redemption of certain of Mr. Janke's common shares for non-cash assets of the company, the recapitalization of the company (e.g., exchange of common shares by Mr. Janke for non-voting dividend-paying preferred shares of the company) or any other arrangement or transaction that we and Messrs. Janke and Carpenter deem appropriate.

After the Reverse Split, we intend to cancel all treasury shares, including the shares acquired from our minority shareholders in the Reverse Split, and thereby restore them to the status of authorized but unissued shares of our common stock. Furthermore, we also expect to initiate a forward stock split by a factor that both increases the number of shares of our outstanding common stock and rounds up our outstanding fractions of a share to a whole share of common stock.

Our executive officers will not change immediately following the Reverse Split. However, if and when the stock interests of Messrs. Janke and Carpenter are equalized as described above, Mr. Janke has indicated that he may relinquish certain of his executive management functions and titles to Mr. Carpenter. In addition, after termination of registration of our common stock under the Exchange Act and termination of the listing of our common stock on AMEX, we intend to decrease the size of our board from six members to two members with Messrs. Janke and Carpenter filling such positions.

We believe there are significant advantages in becoming a private company, and we plan to avail ourselves of any opportunities we may have as a private company, including entering into any arrangements or transactions we deem appropriate. Although we do not presently have the intent to enter into any such arrangement or transaction nor are we in substantive negotiations with respect to any such arrangement or transaction (except as described above), there exists the possibility that we may enter into such an arrangement in the future and our remaining shareholders after the Reverse Split may receive payment for their shares in any such arrangement or transaction lower than, equal to or in excess of the amount paid to our minority shareholders in the Reverse Split.

Other than as described in this proxy statement, we do not have any current plans or proposals to effect any extraordinary corporation transaction, such as a merger, reorganization or liquidation; a sale or transfer of any material amounts of our assets; a change in our Board of Directors or management; a material change in our indebtedness or capitalization; or otherwise effect any material change in our corporate structure or business.

SPECIAL INTERESTS OF CURRENT AND PROSPECTIVE DIRECTORS AND EXECUTIVE OFFICERS IN THE REVERSE SPLIT

Because of the large number of shares of our common stock they beneficially hold, some of our executive officers and directors have interests in the Reverse Split that are not available to minority shareholders. Currently, Charles W. Janke beneficially owns 51.6% of our common stock, J. H. Carpenter beneficially owns 26.2% of our common stock and Charles F. Presley beneficially owns 1.5% of our common stock. Immediately following the Reverse Split, and assuming that all other shareholders are cashed-out, Mr. Janke will beneficially own 66.4% of our common stock and Mr. Carpenter will beneficially own 33.6%. Assuming that all shareholders other that Messrs. Janke, Carpenter and Presley are cashed-out, immediately following the Reverse Split Mr. Janke will beneficially own 65% of our common stock, Mr. Carpenter will beneficially own 33% of our common stock and Mr. Presley will beneficially own 2% of our common stock. If Mr. Presley is cashed-out in the Reverse Split he will receive $146,250 for the 45,000 shares of our common stock he beneficially owns.

After the listing of shares of our common stock on the AMEX and the registration of our common stock under the Exchange Act are terminated, we intend to decrease the size of our board and retain only Messrs. Janke and Carpenter as directors.

We currently have outstanding options to purchase 2,000 shares of our common stock all of which are held by two of our directors. James J. Janke and James
W. Christian each hold options to purchase 1,000 shares of our common stock and they will cease to be directors when we decrease the size of our board. Stock options held by our directors expire 90 days after a director leaves the board for any reason. As a result of the Reverse Split, the exercise price of each outstanding option will automatically increase by a factor equal to the Minimum Number and the number of underlying shares will decrease by the same factor. We will permit options to cover underlying fractional shares of common stock, but will not be able to issue fractional shares upon exercise of an option. Instead, we will pay the option holder cash for any fractional shares in an amount equal to the amount by which $3.25 exceeds the pre-split exercise price of the option, multiplied by the number of underlying pre-split shares represented by the option. Because the number of shares underlying each of the options held by our directors is less than the Minimum Number and the pre-split exercise price of the options is greater than $3.25, the options held by our directors will likely expire without being exercised and the holders will receive no consideration in respect of those options.

In addition, details of the compensation of members of the Special Committee and compensation of non-employee directors for efforts and time spent in connection with any proceeding for which they are entitled to indemnification under our charter documents are set forth in "Item 2. Election of Directors-Compensation of Directors" (page 32).

SOURCE  OF  FUNDS  AND  EXPENSES

We estimate that approximately $2,097,000 (or possible $1,951,000) will be required to pay for the fractional shares of our common stock exchanged for cash in the Reverse Split. We intend to pay for such shares with available cash ($437,322 at March 31, 2003), and funds available under our revolving credit facility, which we intend to expand for such purpose. As of June 19, 2003, we have approximately $2.4 million available on our line of credit facility, which matures on June 30, 2003. This facility is secured by notes receivable and real estate in purchased asset pools, commercial and investment real estate, notes receivable from real estate financing, and equipment and bears interest, payable monthly, at the bank's prime rate plus 1.0% per annum (5.25% as of March 31, 2003). Our bank has indicated a willingness to renew and extend our current facility, or with the personal guarantees of Messrs. Janke and Carpenter, extend and expand the facility from $3 million to $5 million. We expect to complete this by the end of July 2003. The revolving credit facility would provide for certain financial covenants.

Additionally, we will pay all of the expenses related to the Reverse Split. We estimate that these expenses will be as follows:

               SEC filing fees                  $     500
               Legal fees                         110,000
               Accounting fees                          0
               Financial Advisory Fees             45,000
               Printing and mailing costs          20,000
               Special Committee Fees              20,000
               Paying Agent Fees                        0
               Other                                4,500
                                              -----------
               Total                           $  200,000
                                              ===========

DISSENTERS' AND APPRAISAL RIGHTS

Under the Texas Business Corporation Act and our Restated Articles of Incorporation and bylaws, our shareholders do not have the right to dissent from the Reverse Split and to receive the fair value of their shares in cash because an amendment to our Restated Articles of Incorporation to effect the Reverse Split is not a corporate action for which shareholders are entitled to dissenters' rights.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the Reverse Split described in this proxy statement, during the past two years our affiliates have engaged in the following transactions involving Rampart.

During June 1998, Rampart sold real estate property from its asset pool to related parties in exchange for four notes receivable totaling $525,000. These notes are secured by certain investments in common stock held by the related parties. Principal plus interest at 10% per annum was due June 2001 for each of the notes. During June 2001, Rampart elected to extend the terms of the notes to mature on June 30, 2004 and to reduce the interest rates from 10% to 4.07% per annum.

The outstanding notes receivable from related parties plus accrued interest was $540,074 and $522,581 at December 31, 2002 and 2001, respectively. During the years ended December 31, 2002 and 2001, the fair value of the underlying collateral of these notes was determined to be impaired. In accordance with SFAS No. 114, Rampart provided an allowance of $487,713 and $367,713 as of December
31, 2002 and 2001, respectively, to reduce the notes to their estimated net realizable value. There were no principal or interest payments received during the years ended December 31, 2002 and 2001.

During the year ended December 31, 2002, Rampart entered into a 15-year note receivable of $110,000 with one of our officers. The note bears interest at a rate of prime plus 2% (6.25% at December 31, 2002) and matures on March 15, 2017. The note is secured by residential real estate. Total principal and interest payments received on this note during 2002 were $3,403 and $5,086, respectively. Total interest income earned on this note during the year ended December 31, 2002 was $5,086. As of April 18, 2003, this note was paid in full.

During the year ended December 31, 2001, Rampart received principal of $3,504 on a related party note from an employee. This note was repaid in full during the year ended December 31, 2001.

A director and an officer of Rampart are partners, along with other non-related individuals, in a partnership which holds a 6.75% net cash profits interest in two of Rampart's purchased asset pools. As of December 31, 2002, undistributed net profits of $115,505 and $170,341, respectively, were owed to this partnership and will be paid when collections are received. During 2002, Rampart paid a total of $72,113 representing the partnership's participation in cash collections on these asset pools.

During October 2002, Rampart secured a $1,300,000 note from a financial institution. As a component of the terms of the loan, an officer of Rampart pledged 600,000 shares of beneficially owned common stock of Rampart to guarantee $1,040,000 of the loan amount. The officer received compensation of $52,000, or 5% of the guaranteed amount, as a fee for the pledge.

From time to time, Rampart enters into note payable agreements with certain related parties, some of which are officers and directors of Rampart, to provide working capital necessary to conduct its ongoing business affairs. Generally these second lien notes have a term not to exceed 12 months and bear interest at a fixed rate of 18% per annum. During the years ended December 31, 2002 and 2001, Rampart received proceeds from borrowings of $1,617,000 and $2,470,304, respectively, and repaid $1,365,981 and $1,665,304, respectively, under the terms of these related party note agreements. The total outstanding as of December 31, 2002 and 2001 was $1,056,019 and $805,000, respectively. For the years ended December 31, 2002 and 2001, total interest accrued and paid was $196,013 and $141,560, respectively.

Certain officers of Rampart and/or directors advanced funds to Rampart in anticipation of exercising their common stock options. Until exercise of these common stock options, the advances accrued interest at a rate of 7% per annum payable monthly. The $326,919 in advances from officers and/or directors were repaid in full during the year ended December 31, 2001. Total interest paid during the year ended December 31, 2001 was $7,809.

Interest paid to related parties during the years ended December 31, 2002 and 2001, on all of Rampart's debt instruments referred to above, was approximately $196,000 and $141,600, respectively.

We believe that all of the foregoing transactions were on terms no less favorable than would have been received at the time of the transaction if transacted with unaffiliated third parties. Any future transactions between Rampart and its officers and directors, principal shareholders and affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent, disinterested outside directors. These future transactions will be on terms no less favorable to Rampart than could be obtained from unaffiliated third parties.

MARKET  FOR  COMMON  STOCK

Our common stock trades on the American Stock Exchange under the symbol "RAC". The following table lists high and low sales prices of our common stock for the periods indicated.

                        COMMON STOCK
                       ---------------
PERIOD                  HIGH     LOW
---------------------  -------  ------

1st Quarter 2001       $ 1.700  $1.125
2nd Quarter 2001       $ 1.550  $1.210
3rd Quarter 2001       $ 2.350  $1.150
4th Quarter 2001       $ 2.400  $1.300

                        COMMON STOCK
                       ---------------
PERIOD                  HIGH     LOW
---------------------  -------  ------

1st Quarter 2002       $ 3.500  $2.050
2nd Quarter 2002       $ 3.600  $2.560
3rd Quarter 2002       $ 3.000  $1.810
4th Quarter 2002       $ 2.030  $1.320

                        COMMON STOCK
                       ---------------
PERIOD                  HIGH     LOW
---------------------  -------  ------

1st Quarter 2003       $  1.85  $ 1.20
2nd Quarter 2003       $  1.60  $ 1.10
through June 10, 2003

As of April 9, 2003 there were approximately 20 holders of record of our common stock and approximately 300 beneficial owners. We issued the press release for our intended "Going Private" transaction after the market closed on June 10, 2003. After public announcement of the Reverse Split, from June 11, 2003 through June 19, 2003 the high selling price for our common stock was $3.20 and the low selling price was $2.92. On June 19, 2003, there were 2,905,143 issued and outstanding shares of our common stock.

DIVIDEND  POLICY

Rampart has never paid any cash dividends and anticipates that, except as described in "Additional Information Regarding the Reverse Split-Changes in Management Team and Conduct of the Business After the Reverse Split," for the foreseeable future all earnings, if any, will be retained to finance growth and to meet working capital requirements.

                       SELECTED HISTORICAL FINANCIAL DATA

FINANCIAL  STATEMENTS

Our audited financial statements for our last two fiscal years are included in our annual report on Form 10-KSB and Form 10-KSB/A which accompany this proxy statement and our unaudited balance sheets, comparative year-to-date income statements and related earnings per share data, statements of cash flows and comprehensive income for the three months ended March 31, 2003 are included in our quarterly report on Form 10-QSB that accompanies this proxy statement.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of our earnings to our fixed charges for each of the periods indicated is as follows:

     Three Months        Year Ended December 31,
        Ended           ------------------------
    March 31, 2003         2002          2001
---------------------      ----          ----
       <$0.52>           <$0.03>        $3.16

For these ratios, earnings consist of income from continuing operations before income taxes, plus distributed income of equity investees, less income/loss of equity investees, less minority interests and plus fixed charges. Fixed charges consist of interest expense, bridge financing costs and capitalized interest. For the three months ended March 31, 2003 and the year ending December 31, 2002, earnings were insufficient to cover fixed charges by $303,151 and $674,969, respectively. There was no preferred stock outstanding for any of the periods shown above.

BOOK  VALUE  PER  SHARE

Our book value per share of our common stock at March 31, 2003, was $3.82.

ITEM 2.  ELECTION  OF  DIRECTORS

NOMINEES  FOR  DIRECTOR

Our Board of Directors currently consists of six directors with each director elected annually. All of our current directors have been nominated for re-election.

The persons named in the proxy may act with discretionary authority in the event any nominee should become unavailable for election, although management is not currently aware of any circumstances likely to result in a nominee becoming unavailable for election. A shareholder may, in the manner set forth in the enclosed proxy card, instruct the proxy holder not to vote the shareholder's shares for one or more of the named nominees.

The following summaries set forth information concerning the six nominees for election as directors at the annual meeting, including each nominee's age, position with Rampart, if any, and business experience during at least the last five years. Each director will serve until the earlier of (i) deregistration and delisting of our common stock and (ii) the 2004 annual meeting of shareholders.

CHARLES W. JANKE, age 58, has been Chairman, Chief Executive Officer, and a director of Rampart since its organization in March 1994. He also served as Rampart's President from its organization until January 1, 1999, when he relinquished that position to Mr. Carpenter. Prior to the organization of Rampart, Mr. Janke's primary activity was private investments. During 1992 and 1993, Mr. Janke invested in Laidlaw Holdings, Inc., a securities investment firm. During this period he provided mezzanine and bridge financing for several firms, all of which became listed on the Nasdaq Stock Market. Mr. Janke's ownership in Laidlaw Holdings, Inc. was less than 1% and he has no current ownership. During the period 1989 through 1992, Mr. Janke provided acquisition funding for a company that acquired in excess of $400 million in residential mortgage portfolios in association with a major securities firm. After a brief retirement, he funded the start-up of Rampart and became active in our management. For the period 1975 through 1985, Mr. Janke was a shareholder and officer of Centurian National Group, Inc., a cemetery and funeral home holding company, which was acquired by Service Corporation International, a public corporation.

J. H. CARPENTER, age 61, was elected President and Chief Operating Officer effective January 1, 1999. He has been a director since the organization of Rampart in March 1994 and was Vice President from March 1994 until January 1999. For the period October 1991 through March 1994, Mr. Carpenter was a shareholder and president of two closely held corporations that acquired commercial debt from the Resolution Trust Corporation and the Federal Deposit Insurance Corporation. During the period 1989 to October 1991, Mr. Carpenter was associated with a company that acquired, in conjunction with a major securities firm, and sold over $400 million in residential mortgage portfolios. From 1970 through 1981, Mr. Carpenter was Vice President and Treasurer of Camco, Incorporated, a publicly traded oil tool manufacturing company.

JAMES W. CHRISTIAN, age 48, was elected a director of Rampart effective January 1, 1999. Mr. Christian is a member of the Houston, Texas law firm of Christian Smith & Jewell, L.L.P. where he has practiced since 1990. Mr. Christian specializes in litigation, corporate and real estate law.

JAMES J. JANKE, age 48, was elected a director of Rampart in 1996. Mr. Janke is Vice President and General Manager of a top 100 Ford dealership where he has been employed since 1976. He serves on the Board of Directors of the Texas Auto Dealers Association, the Houston Livestock Show and Rodeo, a charitable organization, and the Better Business Bureau of Houston. Charles W. Janke and James J. Janke are brothers.

W. F. MOSLEY, age 53, was elected as a director of Rampart in May 2002. He has been a principal and director of W. F. Mosley, Inc., a certified public accounting firm, since 1981. Mr. Mosley is a Certified Public Accountant and is a tax practitioner. He is also a director and investor in Southwest Commerce Partners, Inc., which invests in various business opportunities.

MICHAEL V. RONCA, age 49, was appointed as a director of Rampart in March 2003 to replace former director Robert A. Shuey, IV. Mr. Ronca has been a private investor and consultant from 2002 to present. From 2000 to 2002, Mr. Ronca was President and Chief Executive Officer of NewGen Communications, Inc., a privately held company which provides broadband videophone and data networks. From 1998 to 2000, Mr. Ronca was the Chief Operating Officer of Range Resources Corporation, a publicly traded oil and gas exploration and production company. Mr. Ronca serves on the Board of Directors of NewGen Communications, Inc., and Neighborhood Centers Inc., a Houston area charitable organization.

COMPENSATION  OF  DIRECTORS

Directors who are also employees do not receive any remuneration in their capacity as directors. Non-employee directors received travel expense reimbursement and $1,000 per meeting attended, $500 per meeting telephonically attended, and $1,500 for the Annual Meeting of Shareholders and the board meeting immediately following. The Chairman of the Audit Committee receives an additional $4,000 per year.

On January 11, 2000, directors James W. Christian, James J. Janke, and former director Robert A. Shuey IV were granted a five-year non-qualified stock option to purchase 1,000 shares of common stock for a price per share equal to the closing price, as quoted on the American Stock Exchange, on the date granted. The closing price per share on January 11, 2000 was $3.75. Mr. Shuey resigned as a director effective June 20, 2002 and as such his options expired September 18, 2002. On October 13, 2000, director James Janke and former director Robert Shuey were granted stock options to purchase 9,000 shares of common stock and director James W. Christian was granted an option to purchase 14,000 shares of common stock for a share price equal to $3.50 per share. The closing share price, as quoted on the American Stock Exchange for October 13, 2000, was $1.75. The October 13, 2000 options expired June 30, 2002.

On March 20, 2003, at the time the Special Committee was formed in connection with evaluating the Reverse Split, our board established compensation for a member's service on the Special Committee at $250 per hour, but not less than a total of $10,000, plus reimbursement for any and all expenses incurred by the member in connection with his service on the Special Committee, including travel to and from meetings, through consummation or abandonment of the Reverse Split.

On April 29, 2003, our board acted to require Rampart to compensate each non-employee director or non-employee former director at the rate of $250 per hour for his efforts and time spent in connection with any proceeding because of his status as a director or former director of Rampart and for which he would be entitled to indemnification for any damages or expenses incurred by him in connection with the proceeding, subject to his providing Rampart written reasonable support of his efforts and time spent in connection with the proceeding.

STANDING  COMMITTEES,  BOARD  ORGANIZATION  AND  MEETINGS

Our Board of Directors has two committees, the Audit and Compensation Committees. These committees report their actions, if any, to our full Board of Directors at its next regular meeting. The Compensation Committee and the Audit Committee are composed of the three non-employee, non-related directors - currently Messrs. Christian, Ronca and Mosley. All of the members of the Audit
Committee qualify as independent directors under the listing standards for the American Stock Exchange.

The duties and functions of the Audit Committee are to: (1) examine the activities of our independent auditors to determine whether their activities are reasonably designed to assure the soundness of accounting and financial procedures; (2) review our accounting policies and the objectivity of our financial reporting; and (3) consider annually the qualifications of our independent auditors and the scope of their audit and make recommendations to the Board of Directors as to its selection. The Audit Committee operates under a written charter adopted by our Board of Directors, a copy of which is filed with our 2000 proxy statement.

The duties and functions performed by the Compensation Committee are: (1) to review and recommend to our Board of Directors, or determine, the annual salary, bonus, stock options and other benefits, direct and indirect, of the executive officers; (2) review new executive compensation programs; (3) review on a periodic basis the operations of our executive compensation programs to determine whether they are properly coordinated; (4) establish and periodically review policies for the administration of executive compensation programs; (5) modify any executive compensation programs that yield payments and benefits that are not reasonably related to executive performance; (6) establish and periodically review policies in the area of management perquisites; and (7) to exercise all of the powers of our Board of Directors with respect to any other matters involving the compensation of our employees and employee benefits as may be delegated to the Compensation Committee from time to time.

During 2002, our Board of Directors held two meetings and acted once by written consent. There were four audit committee meetings and no compensation committee meetings in 2002. During 2002, all members of our Board of Directors, other than Robert A. Shuey, IV, attended at least 75% of the aggregate of all meetings of our Board of Directors and committees of the board to which they belong.

AUDIT  COMMITTEE  REPORT

Management is responsible for Rampart's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Rampart's financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that Rampart's audited consolidated financial statements as of and for the year ended December 31, 2002 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed these financial statements with management and the independent accountants. The Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Rampart's independent accountants also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

Based on the Committee's discussions with management and the independent accountants and the Committee's review of the representations of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, filed with the Securities and Exchange Commission. The Committee also recommended reselection of Pannell Kerr Forster of Texas, P.C. as Rampart's independent accountants and the Board of Directors concurred in such recommendation.

                                              Members of the Audit Committee:

                                              James  W.  Christian
                                              William  F.  Mosley
                                              Michael  V.  Ronca

COMPENSATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Audit Fees. Pannell Kerr Forster of Texas, P.C., our independent public accountants, billed us $42,716.70 for services related to auditing and public reporting for fiscal year 2002.

Financial Information Systems Design and Implementation Fees. No fees were paid to our independent public accountants for financial information systems design and implementation.

All Other Fees. Our independent public accountants billed us $13,135 for the review of SEC reporting documents and $1,878 for research and consultation regarding GAAP disclosure and presentation issues for prospective transactions.

NON-DIRECTOR  EXECUTIVE  OFFICERS

CHARLES F. PRESLEY, age 54, was elected Vice President and Chief Financial Officer in December 1998 to be effective January 1, 1999 and was the controller for Rampart from March 1996. He is responsible for accounting, federal and state tax compliance, internal controls, and also has investigation and litigation support responsibilities. For the 15 years prior to his tenure with Rampart, Mr. Presley was the principal practitioner in a Certified Public Accounting practice in Houston, Texas. He has been a director of the Northwest Harris County Municipal Utility District Number 21, since 1994. He has been a Certified Public Accountant since 1978 and a Diplomat of the American Board of Forensic
Accounting  since  1998.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The  following table sets forth as of June 19, 2003, information with respect to
(a) each person (including any "group" as the term is used in section 13(d)(3) of the Securities Exchange Act of 1934) who we know to be the beneficial owner of more than 5% of our outstanding common stock and (b) the number of shares and percentage of our common stock owned by nominees for director and by each of our directors and executive officers individually and as a group. We believe that, unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                               SHARES OF COMMON STOCK
                                                             -------------------------
                                                                 BENEFICIALLY OWNED
                                                             -------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                       NUMBER       PERCENT
-----------------------------------------------------------  -----------  ------------

Charles W. Janke (2)                                           1,500,000         51.6%
  16401 Country Club Drive, Crosby, Texas 77532
J. H. Carpenter (3)                                              760,000         26.2%
  16401 Country Club Drive, Crosby, Texas 77532
Charles F. Presley (4)                                            45,000          1.5%
James J. Janke (5)                                                 1,000            *
James W. Christian (5)                                             1,000            *
W. F. Mosley                                                           0            *
Michael V. Ronca                                                       0            *
-----------------------------------------------------------  -----------  ------------
All Executive Officers and Directors as a group (7 persons)    2,307,000         79.4%

---------------
*    LESS  THAN  ONE  PERCENT  OF  OUTSTANDING  SHARES.

(1) The table is based on information supplied by the officers, directors, and principal shareholders and reporting forms, if any, filed with the Securities and Exchange Commission on behalf of such persons. A person is deemed to beneficially own shares of common stock underlying options, warrants or other convertible securities if the person can acquire the stock within sixty days of the date of this proxy statement.

(2) 1,500,000 of Mr. Janke's shares are owned by a family limited partnership of which Mr. Janke is the general partner.


                                       34

(3) The majority of Mr. Carpenter's shares (600,000 shares) are owned by a family limited partnership, the general partner of which is a closely held corporation whose stock is owned by trusts for the benefit of Mr. Carpenter's children and grandchildren. Mr. Carpenter is sole director and officer of that corporation and has voting power over its stock. A solely owned corporation controlled by Mr. Carpenter owns 152,000 shares. Mr. Carpenter personally owns 8,000 shares.

(4)  Mr. Presley owns 25,400 shares and Mr. Presley's IRAs own 19,600 shares.

(5)  Includes 1,000 shares issuable upon exercise of options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers and persons who beneficially own 10% or more of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Based solely on our review of copies of such reports and written representations that no other reports were required, we believe that during 2002 all our directors and executive officers and 10% or greater shareholders complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

EXECUTIVE  COMPENSATION

The following table sets forth the compensation awarded to, earned by, or paid to the Chief Executive Officer and the other executive officers of Rampart who received compensation of over $100,000 for the fiscal years ended December 31, 2002, 2001 and 2000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION
       NAME AND          FISCAL  -----------------------     ALL OTHER
  PRINCIPAL POSITION      YEAR     SALARY       BONUS      COMPENSATION
-----------------------  ------  -----------  ---------  --------------
Charles W. Janke           2002  $   203,886         --  $     6,000(1)
Chairman of the Board      2001      199,931         --        6,000(1)
Chief Executive Officer    2000      200,000         --        6,000(1)
-----------------------------------------------------------------------
J. H. Carpenter            2002  $   202,659         --  $     6,000(1)
President                  2001      194,865         --        6,000(1)
Chief Operating Officer    2000      202,659         --        6,000(1)
-----------------------------------------------------------------------
Charles F. Presley         2002  $   125,000         --  $     5,842(2)
Vice-President             2001      128,753         --        5,939(2)
Chief Financial Officer    2000      125,000         --        5,640(2)

--------------
(1)  Rampart matching contribution to retirement plan.

(2) Rampart matching contribution to retirement plan of $3,750 for each year and $2,092, $2,189, and $1,890 of reimbursements for medical insurance premiums for 2002, 2001, and 2000, respectively.

EMPLOYMENT  AGREEMENTS

We do not have written employment contracts with any of our Named Executive Officers. However, since 1996, in addition to his other duties, Charles Presley has performed, and continues to perform, services for Rampart to facilitate the collection of certain defaulted obligations owned by Rampart and to facilitate realization from other assets. Mr. Presley has an oral arrangement with Rampart whereby he is entitled to receive from one to five percent, net of costs, of any amounts realized by Rampart with respect to such assets. During 2002, 2001, and 2000, Mr. Presley received $0, $8,561, and $0 respectively under this arrangement. These amounts are included in the salary amounts reported in the table above.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

For our equity compensation plans, the following table shows, at the end of fiscal year 2002, (a) the number of securities to be issued upon the exercise of outstanding options, warrants and rights, (b) the weighted-average exercise price of such options, warrants and rights, and (c) the number of securities remaining available for future issuance under the plans excluding those issuable upon exercise of outstanding options, warrants and rights.

                                    EQUITY COMPENSATION PLAN INFORMATION

                                                                                         NUMBER OF SECURITIES
                                      NUMBER OF SECURITIES                             REMAINING AVAILABLE FOR
                                          TO BE ISSUED          WEIGHTED-AVERAGE        FUTURE ISSUANCE UNDER
                                        UPON EXERCISE OF        EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                                      OUTSTANDING OPTIONS,    OUTSTANDING  OPTIONS,     (EXCLUDING SECURITIES
PLAN CATEGORY                          WARRANTS AND RIGHTS     WARRANTS AND RIGHTS     REFLECTED IN COLUMN (a))
------------------------------------  ---------------------  -----------------------  --------------------------
                                               (a)                      (b)                         (c)
Equity compensation                          2,000                  $  3.75                     373,000
    plans approved by
    security holders
Equity compensation                             -                        -                           -
    plans not approved
    by security holders
                                      ---------------------  -----------------------  --------------------------
       Total                                  2,000                  $  3.75                     373,000


OPTION GRANTS IN LAST FISCAL YEAR

No options were granted during the fiscal year ended December 31, 2002.

AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

None of the Named Executive Officers owned any stock options in 2002.

RETIREMENT  PLAN

Effective  January  1,  2000,  all  of  our  employees may participate in an IRS
Section 408(p) SIMPLE (Savings Incentive Match Plan for Employees of Small Employers). We elected to match participating employee contributions to the plan up to a maximum of 3% of the employee's compensation. In no event may our contribution on behalf of any employee exceed the limit set by the IRS. The employee's elective contributions are made on a pre-tax basis and each employee may choose the equities in which to invest both the employee's and Rampart's contributions. Both the employee and Rampart's contributions are immediately vested and are payable to the employee or their designated beneficiary upon termination of employment.

ITEM 3.  RATIFICATION  OF  APPOINTMENT  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS

Our Board of Directors has selected Pannell Kerr Forster of Texas, P.C. as our independent public accountants to conduct an audit of our financial statements for the year 2003, and has further directed that management submit the selection of the independent accountants for ratification by our shareholders at the annual meeting. This firm has acted as independent public accountants for us for the past five fiscal years. Representatives of Pannell Kerr Forster of Texas, P.C. are not expected to be present at the annual meeting. Its representatives will not be able to make a statement at the annual meeting and are not expected to be available to respond to questions.

Shareholder ratification of the selection of Pannell Kerr Forster of Texas, P.C. as our independent public accountants is not required by our bylaws, Texas law or otherwise. If our shareholders fail to ratify the selection, the board will reconsider whether to retain that firm but may nonetheless still retain that firm. Even if the selection is ratified, the board, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the board believes that such a change would be in the best interest of Rampart. The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the annual meeting is required to ratify the selection of Pannell Kerr Forster of Texas, P.C.

ITEM 4.  OTHER  BUSINESS

Management does not intend to bring any other business before the annual meeting and has not been informed that any other matters are to be presented by others. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that our Board of Directors does not know are to be presented by others.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You may request a copy of any of our filings, which we will provide to you at no cost, by writing or telephoning us at the following address and telephone number:

                           Rampart Capital Corporation
                           Attention: J. H. Carpenter
                            16401 Country Club Drive
                               Crosby, Texas 77532
                                 (713) 223-4610

                              SHAREHOLDER PROPOSALS

If our Exchange Act registration is not terminated in connection with the Reverse Split, Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, addresses when a company must include a shareholder's proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under Rule 14a-8, we must receive proposals for the 2004 annual meeting of shareholders no later than _______ __, 200_ for such proposals to be included in next year's Proxy Statement and proxy card. However, if the date of the 2004 annual meeting of shareholders changes by more than 30 days from the date of the 2003 annual meeting of shareholders, the deadline is a reasonable time before we begin to print and mail our proxy materials, which deadline will be set forth in a quarterly report on Form 10-QSB or will otherwise be communicated to shareholders. Shareholder proposals must also be otherwise eligible for inclusion. If we do not receive notice of any other matter that shareholders wish to raise at the 2004 annual meeting of shareholders by ______ __, 2003, and that matter is raised at the meeting, the proxy holders will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to our Chief Executive Officer at the address listed on the front page of this proxy statement.

                                                                      Appendix A

                                PROPOSED FORM OF

                              ARTICLES OF AMENDMENT
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                           RAMPART CAPITAL CORPORATION

     Pursuant to Article 4.04 of the Texas Business Corporation Act, the undersigned corporation (the "Corporation") adopted the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

     The name of the Corporation is Rampart Capital Corporation.

                                   ARTICLE TWO

     The following amendment to the Amended and Restated Articles of Incorporation was adopted by the shareholders of the Corporation on September 3, 2003:

          Section 1 of Article IV of the Corporation's Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

     "Section 1. The Corporation shall have authority to issue two classes of capital stock, designated "Common Stock" and "Preferred Stock", respectively. The aggregate number of shares of Common Stock authorized to be issued is ten million (10,000,000) shares with a par value of one cent ($0.01) per share. The aggregate number of shares of Preferred Stock authorized to be issued is ten million (10,000,000) shares with a par value of one cent ($0.01) per share. Each [forty five thousand/seventy five thousand/one hundred thousand] [(45,000/75,000/100,000)]1 shares of the Corporation's Common Stock outstanding at 12:01 a.m., Houston, Texas time, on _____________, 2003, shall be changed and reclassified into one (1) fully paid and nonassessable share of the Corporation's Common Stock without any further action by the shareholders or Board of Directors, provided that no fractional shares shall be issued to any holder of fewer than [45,000/75,000/100,000]1 shares of Common Stock immediately prior to such time and that instead of issuing such fractional shares, the Corporation shall pay to such holders cash in the amount of $3.25 per pre-split share of Common Stock."

                                  ARTICLE THREE

     The number of shares of the Corporation outstanding at the time of adoption of the amendment was 2,905,143 shares of Common Stock with a par value of one cent ($0.01) per share (the "Common Stock") and the number of shares entitled to vote on the amendment was 2,905,143 shares of Common Stock.

                                  ARTICLE FOUR

     Pursuant to Section 2 of Article IV of the Corporation's Restated Articles of Incorporation, the affirmative vote of the holders of a majority of the Common Stock is sufficient for any action that requires the vote of the shareholders. The holders of at least a majority of the Common Stock voted for the amendment as follows: ___________ shares of Common Stock were voted for the amendment and ________ shares of Common Stock were voted against the amendment.

                                  ARTICLE FIVE

     The amendment will reduce the stated capital of the Corporation by $____________ from $29,051.43 to $____________.2

DATED:  _________________, 2003

                                             Rampart  Capital  Corporation

                                             By:
                                                ------------------------------

                                             Name:
                                                  ----------------------------

                                             Title:
                                                   ---------------------------


1 The Board of Directors will choose the appropriate reverse split ratio prior to filing.

2 The reduction in stated capital is dependent upon the reverse split ratio chosen.

                                                                      Appendix B



                            WM. H. MURPHY & CO., INC.
                               INVESTMENT BANKERS

                           __________________________
                       2200 POST OAK BOULEVARD, SUITE 514
                              HOUSTON, TEXAS 77056
                OFFICE: (713) 965-9494 FACSIMILE: (713) 965-9497




June 9, 2003


Mr. Michael V. Ronca
Mr. W.F. Mosley
Special Independent Committee of the Board of Directors
Rampart Capital Corporation
16401 Country Club Drive
Crosby, Texas  77532



Gentlemen:

Wm. H. Murphy & Co., Inc. ("Murphy") understands that the Special Independent Committee of the Board of Directors (the "Special Committee") of Rampart Capital Corporation ("Rampart") has been asked to review, evaluate and negotiate with Messrs. Janke (Chairman and Chief Executive Officer) and Carpenter (President and Chief Operating Officer) of Rampart ("Management") regarding an offer made to the Board of Directors of Rampart, (the "Board") to take the Company private under Rule 13-3 promulgated by the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended. Pursuant to which, the Company would employ a reverse stock split thereby cashing out the minority common shareowners other than Messrs. Janke, Carpenter and Presley (Chief Financial Officer). Murphy further understands that Management owns and controls directly or indirectly approximately 78% of the Company's common stock outstanding and that the Special Committee is acting on behalf of the Minority Shareholders. As such Management has offered to acquire the minority shareowners common stock for $3.25 per share in cash.

Murphy has been asked by the Special Independent Committee of the Board of Directors of Rampart Capital Corporation to render its opinion, from a financial point of view, to the Special Independent Committee of Rampart Capital Corporation regarding the fairness of the proposed transaction to the minority shareholders.

Credentials
-----------

Murphy is an independent American investment broker dealer, member N.A.S.D. and S.I.P.C., whose business includes corporate finance, mergers and acquisitions, equity, and fixed income sales and trading and investment banking. The directors of Murphy, each of whom is experienced in merger, acquisition, divesture, valuation and fairness opinion matters, have approved this engagement and the scope of services to be rendered.

Scope  of  Review
-----------------

In connection with the preparation of its opinion, Murphy made certain reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things Murphy reviewed and relied upon the following:

     (i)  a  copy  of  the  offer letter regarding the Transaction to the Board;

     (ii) a copy of Board meeting minutes approving the formation of the Special Committee and defining the Committee's responsibilities and objectives;

    (iii) publicly available regulatory filings for Rampart, including but not limited to audited financial statements for the last four fiscal years, any quarterly unaudited financial statements for the quarterly periods since the last completed fiscal year;

     (iv) unaudited financial information relating to all months subsequent to the last publicly available quarterly filing;

     (v) copies of Rampart's Schedule 14A (Proxy Statement) for years 2000 through 2002;

     (vi) details of options outstanding to Rampart executives, directors, employees and others;

    (vii) Rampart's corporate income tax returns for the years 1999 through 2001;

   (viii) Rampart's Texas Franchise tax returns for the years 2000 through 2002;

     (ix) Rampart's  operating  segment reports for the years 2000 through 2002;

     (x)  correspondence and details regarding all litigation involving Rampart;

     (xi) Rampart's  operating  plan  and  budget  for  2003;

    (xii) third party appraisals for the following major properties: (a) 249 acres in Brazoria County, Tx; (b) BWM Building; (c) Newport Golf Course; (d) Newport Subdivision; (e) Mursch Center and (f) the West Jefferson Retail Center; and

   (xiii) an organizational chart listing the parent company and wholly owned subsidiaries.

Assumptions  and  Limitations
-----------------------------

We have relied upon, and have assumed the completeness, accuracy and fair representation of all financial and other information, data, advice, opinions and representations obtained by us from public sources or information provided to us by Rampart or otherwise pursuant to our engagement. We did not attempt to independently verify the accuracy or completeness of any such information, data, advice, opinions and representations.

Murphy's opinion is rendered on the basis of securities markets, economic and general business and financial conditions prevailing as of the period of the engagement and the conditions and prospects, financial and otherwise, of Rampart as they are reflected in the information, data, and other material (financial or otherwise) reviewed by us as they were represented to Murphy in our discussions with management of Rampart.

In connection with our assignment, we made assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved with the Transaction. Murphy believes these assumptions to be reasonable with respect to Rampart and the industry in which it operates.

We believe that our work must be considered as a whole and that selecting portions, without considering all factors and analyses together, could create a misleading view of the process underlying the fairness opinion rendered. Such opinion is not necessarily susceptible to partial analysis or summary descriptions. Any attempt to do so could lead to undue emphasis on any particular factor.

Our opinion is provided for the exclusive use of the Special Committee and other than as provided herein is not to be communicated to other persons without our express prior written consent, except as otherwise required by law. Murphy consents to the inclusion of the written opinion in its entirety and a summary thereof in any prospectus, proxy statement, information circular or solicitation/recommendation statement, as the case may be, required to be distributed to Rampart's shareholders in connection with the Transaction so long as such summary is in form and substance reasonably acceptable to Murphy.

Methodology
-----------

We have made a variety of financial and comparative reviews, including but not limited to, those described below. We did not attribute any particular weight to any specific review or factor considered, but rather made quantitative and qualitative judgments based on our experience in rendering such opinions and on the circumstances and information as a whole.

In assessing the Transaction, as to whether the consideration to be paid (the "Offer Value") is fair from a financial point of view, we, among other things:

     (i)  reviewed  Rampart's  past  operating  and  financial  performance;

     (ii) reviewed  Rampart's  2003  operating  plan  and  budget;

    (iii) reviewed the independent appraisals prepared for Rampart's major properties;

     (iv) reviewed and evaluated the remaining assets and conducted several meetings with management to analyze fair market value;

     (v) made industry comparisons with respect to sales and earnings growth, operating margins and returns on assets and equity;

     (vi) compared the Offer Value to the historical market prices for the Rampart Common Stock;

    (vii) compared the Offer Value to the value implied by our analyses of comparable equity instruments of like kind;

   (viii) compared the Offer Value to the value implied by a discounted cash flow analysis of assets;

     (ix) compared the Offer to the equity value implied by our net asset value analyses;

     (x) compared the Offer Value to the value implied by a liquidation analysis; and

     (xi) considered other factors or analyses that we judged, based on our experience, to be relevant.

Our opinion is limited to the fairness, from a financial point of view, of the proposed transaction and the Offer Value. We render no opinion as to the merits of the business decision by the Board to accept the offer made by Management.

We have acted as financial advisor to the Special Committee. We will receive a fee for our services, including delivery of this Opinion; furthermore, Rampart has agreed to indemnify us for certain liabilities arising out of our engagement.

CONCLUSION
----------

BASED UPON, AND SUBJECT TO THE FORGOING, IT IS OUR OPINION THAT, AS OF THE DATE HEREOF, THE PROPOSED TRANSACTION AND THE OFFER ARE FAIR FROM A FINANCIAL POINT OF VIEW, TO THE MINORITY SHAREHOLDERS.


                                Yours Very Truly,



                                WM. H. MURPHY & CO., INC.





                                  /s/  William  H.  Murphy
                                -----------------------------------
                                By:  William H. Murphy, President

                           RAMPART CAPITAL CORPORATION

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                                      FOR
            THE ANNUAL MEETING OF SHAREHOLDERS ON SEPTEMBER 3, 2003

The undersigned, hereby revoking all prior proxies, hereby appoints Charles W. Janke and J. H. Carpenter and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of RAMPART CAPITAL CORPORATION standing in the name of the undersigned, at the Annual Meeting of Shareholders of RAMPART CAPITAL CORPORATION to be held at 10:00 a.m., Houston time, on September 3, 2003 at the Newport Golf Club and Conference Center, 16401 Country Club Drive, Crosby, Texas 77532, or at any adjournment(s) or postponement(s) thereof, on all matters coming before said meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS AS STATED BELOW AND, UNLESS A CONTRARY CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF SUCH PROPOSALS.

1. PROPOSAL TO APPROVE AN AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION TO EFFECT ALTERNATIVELY, AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS DISCRETION, ONE OF THREE DIFFERENT REVERSE STOCK SPLITS, 1-FOR-45,000, 1-FOR-75,000, AND 1-FOR-100,000, FOLLOWING WHICH HOLDERS OF LESS THAN ONE SHARE OF OUR COMMON STOCK WILL BE PAID $3.25 PER PRE-SPLIT SHARE.

          [ ]  For     [ ]  Against     [ ]  Abstain

2. ELECTION OF SIX DIRECTORS TO SERVE UNTIL THE EARLIER OF (i) DEREGISTRATION AND DELISTING OF OUR COMMON STOCK AND (ii) THE 2004 ANNUAL MEETING OF SHAREHOLDERS.


     NOMINEES:  Charles  W. Janke, J. H. Carpenter, James W. Christian, James J.
                Janke,  W.  F.  Mosley  and  Michael  V.  Ronca.


               [ ] VOTE FOR all nominees listed above, except vote withheld from the following nominees (IF ANY):_______________________
                    ____________________________________________________________

               [ ]  VOTE  WITHHELD  from  all  nominees

           (THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE.)

                           (CONTINUED FROM OTHER SIDE)

3. PROPOSAL TO RATIFY THE SELECTION OF PANNELL KERR FORSTER OF TEXAS, P.C. AS INDEPENDENT PUBLIC ACCOUNTANTS OF RAMPART FOR 2003.


               [ ]  For     [ ]  Against     [ ]  Abstain

     In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

          The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the proxy statement furnished with the notice, our 2002 Annual Report on Form 10-KSB and Form 10-KSB/A and our quarterly report on Form 10-QSB for the three months ended March 31, 2003.


Dated:  __________,  2003                           ____________________________
                                                       Shareholder's Signature



                                                    ____________________________
                                                      Signature if held jointly

(Please sign exactly as your name appears on this card. For joint accounts, each joint owner should sign.
    Executors, administrators, trustees, etc., should also so indicate when signing.)

              PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD
                    PROMPTLY BY USING THE ENCLOSED ENVELOPE.